Exhibit 4.59

***Certain portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions have been filed separately with the Securities and Exchange Commission.

Dated 31st August 2016

GW PHARMA LIMITED

GW PHARMACEUTICALS PLC

- and -

BRITISH SUGAR PLC

amended and restated Production AND SUPPLY Agreement

TABLE OF CONTENTS

		Page

1.	DEFINITIONS AND INTERPRETATION	1

2.	AMENDMENT AND RESTATEMENT	7

3.	CONDITION PRECEDENT	7

4.	PROJECT MANAGEMENT	8

5.	GLASSHOUSE CONVERSION AND USE OF THE Facility	10

6.	APPOINTMENT	11

7.	KNOW-HOW TRANSFER/SUPPLY OF PLANTS	11

8.	PRODUCTION, DELIVERY AND ACCEPTANCE	12

9.	INSPECTIONS AND AUDITS	14

10.	INFORMATION SHARING	15

11.	DOCUMENTATION, RECORDS AND PERMITS	15

12.	FURTHER RIGHTS, OBLIGATIONS AND RESPONSIBILITIES	15

13.	CONSIDERATION	17

14.	INTELLECTUAL PROPERTY	21

15.	CONFIDENTIALITY	21

16.	WARRANTIES AND LIABILITY	23

17	INSURANCE	24

18.	TERM AND TERMINATION	24

19.	FINANCIAL SECURITY	27

20.	RIGHTS SHORT OF TERMINATION	28

21.	INDEMNITY	28

22.	MISCELLANEOUS	29

23.	PARENT COMPANY GUARANTEE	31

SCHEDULES

Schedule 1 – Operating Costs and Budget for Costs for 2017

Schedule 2 – Project Management and Glasshouse Conversion Project Planning

Schedule 3 – British Sugar Depreciation Costs

Schedule 4 – Efficiency Savings Example

Schedule 5 – Terms of reference for Expert Determination

Schedule 6 –Worked Examples of Financial terms

Schedule 7 – Administrative Information

-i-

TABLE OF CONTENTS

(continued)

Page

Schedule 8 - Anti-Bribery and Sanctions Rules

Schedule 9 - Map of Site, Facility and Growth Rooms

Schedule 10 – Financial consequences of termination

-ii-

THIS PRODUCTION AND SUPPLY AGREEMENT, is entered into on the        day of         2016

between:

(1)	GW PHARMA LIMITED, a company incorporated in accordance with the laws of England (Company No. 03704998) whose registered office is at Sovereign House, Vision Park, Histon, Cambridge CB24 9BZ, UK (“GW”);

(2)	GW PHARMACEUTICALS PLC, a company incorporated in accordance with the laws of England (Company No. 04160917) whose registered office is at Sovereign House, Vision Park, Histon, Cambridge CB24 9BZ, UK (“GW Pharmaceuticals”); and

(3)	BRITISH SUGAR PLC, a company incorporated in accordance with the laws of England (Company No. 315158) whose registered office is at Weston Centre, 10 Grosvenor Street, London, W1K 4QQ (“British Sugar”).

WHEREAS

(A)	GW is developing medicinal products based on the properties of cannabis and owns or otherwise controls certain patent rights, know-how and plant variety rights covering or otherwise relating to such products.

(B)	British Sugar has the facilities and expertise necessary, in conjunction with GW Know How (as defined herein), to grow, process and supply cannabis in dried form to GW for use in medicinal products and owns certain Know How (as defined herein) of its own covering or otherwise relating to general horticultural processes and techniques.

(C)	The Parties entered into a production and supply agreement dated 10 August 2016 (“the Original Agreement”) under which (i) GW agreed to fund the conversion of the current 45 acre British Sugar glasshouse facility to be able to grow, harvest, dry and pellet the cannabis crop and (ii) GW appointed British Sugar as a third party supplier to GW of Botanical Raw Material (as defined herein) and British Sugar accepted the appointment on the terms of the Original Agreement.

(D)	The Parties have now decided to terminate the Original Agreement and enter into this Agreement which is based on the provisions of Original Agreement but amended to reflect some agreed changes to the commercial terms and to remove matters that have now been superseded.

(E)	GW understands that British Sugar will have to terminate its current contract with Thanet Earth Marketing Ltd so as to be able to offer the facilities. The Parties understand that their obligations under this Agreement are conditional on termination of that contract.

(F)	GW Pharmaceuticals is a party to the Agreement for the purpose of giving the parent company guarantee in Clause 23 only.

IT IS THEREFORE AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	The following terms as used in this Agreement shall have the meanings set forth in this Clause.

“Affiliate” – with respect to a Person, any company, partnership or other business entity that controls, is controlled by or is under common control with, such Person. For the purposes of this definition only, “control” refers to any of the following (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; (ii) ownership of fifty per cent (50%) or more of the voting securities entitled to vote for the election of directors in the case of a corporation, or of fifty per cent (50%) or more of the equity interest in the case of any other type of legal entity; (iii) status as a general partner in any partnership, or any other arrangement whereby a Person controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

1

“Agreement” - this contract between GW and British Sugar for the supply of BRM as set out in this document and the Schedules hereto.

“Anti-Bribery and Sanctions Rules” – the anti-bribery and sanctions rules set out in Schedule 8.

“Area Charge” - £***      million as such sum is increased under Clause 13.1.4.

“Batch” - the BRM resulting from Harvesting Production Plants of a single Chemovar grown from Cuttings taken and propagated in the same week, later transferred to the Flowering Zone (as defined in the Technical Agreement) in the same week, treated in all practical terms identically and Harvested on the same day.

“Batch Records” - all records held by British Sugar, which relate directly to the Production of a Batch.

“Botanical Raw Material” or “BRM” - the dried aerial parts of a Production Plant after it has been stripped from the stem, in baled and pelleted form, but before it has been processed further. References in this Agreement which pertain to the on-sale or supply by GW shall be construed to include any product containing BRM.

“British Sugar Improvements” - any and all Improvements to the British Sugar Know How developed by British Sugar whilst performing its obligations under this Agreement, including improvements to methods, techniques or standard operating procedures generally available to or used by horticultural growers or producers.

“British Sugar Improvements to GW Know How” - any and all Improvements to the GW Know How or GW Improvements developed in respect of Cannabis sativa L. growing and harvesting by British Sugar whilst performing its obligations under this Agreement.

“British Sugar Know How” – any and all Know How owned or controlled by British Sugar at the Effective Date which is used by British Sugar in Producing. For clarity, British Sugar Know How does not include any of GW Know How or GW Improvements licensed to it under Clause 14.1.

“BRM Specifications” - the specifications set out in the Technical Agreement (as such specifications may be amended from time to time by agreement) being the specifications for pre-milled BRM, as Produced in accordance with the Growing Protocol.

“Business Day” – 9.00am to 5.30pm UK time on a day other than a Saturday, Sunday or other day on which commercial banks in London, UK, are authorised or required by Law to close.

“Budget for Costs” – is defined in Clause 13.1.2.

“Certificate of Release” – a certificate of release approved by the appropriate personnel of British Sugar and supplied to GW with the Batch to which it relates, and which states that at the time of release (i) the Batch has been Produced in all material respects in accordance with the BRM Specifications, GACP and the Technical Agreement, and (ii) that in the reasonable opinion of British Sugar the Batch is acceptable for collection by GW.

“Chemovar”– the chemovar of Cannabis sativa L. which has been genetically and chemically characterised by GW and which produces a specified cannabinoid as the dominant cannabinoid.

“Competent Authority” - any national or local agency, authority, commission, department, inspectorate, minister, ministry, official, parliament, public or statutory Person (whether autonomous or not) or other instrumentality of the European Community or government of any country having jurisdiction over either any of the activities contemplated by this Agreement or over the Parties.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2

“Confidential Information” - the following, subject to the exceptions set forth in Clause 15.1: (i) the terms and conditions of this Agreement, for which each Party will be considered a Disclosing Party and a Receiving Party; (ii) Know How within GW Know How or GW Improvements for which GW will be considered the Disclosing Party and British Sugar the Receiving Party; (iii) Know How within British Sugar Know How, British Sugar Improvements or British Sugar Improvements to GW Know How, for which British Sugar will be considered the Disclosing Party and GW the Receiving Party, and (iv) any other non-public information, whether or not patentable, disclosed or provided by one Party to the other Party in connection with this Agreement, including information regarding such Party’s strategy, business plans, objectives, research, technology, products, business affairs or finances and any other information of the type that is customarily considered to be confidential information by parties engaged in activities that are substantially similar to the activities being engaged in by the Parties under this Agreement, for which the Party making such disclosure will be considered the Disclosing Party and the Party receiving such disclosure will be considered the Receiving Party.

“Conversion Budget” – the budget of operating and capital costs forecast to be incurred by British Sugar in performing the Conversion Plan, as approved by the Parties pursuant to Clause 4.3.3.

“Conversion Plan” - plan of activities to be undertaken by British Sugar to convert the Facility so that it can Produce BRM, including the specification to which the conversion and related activities are to be undertaken, and the timetable within which such activities are to be completed, approved by the Parties pursuant to Clause 4.3.3.

“Crop Change Payment” - the aggregate amount payable by GW to compensate British Sugar for changing the crop grown at the Facility from a tomato crop to a cannabis crop, as set out in Clause 13.1.1.

“Cuttings” - a piece of sectioned plant material taken from a Mother Plant, which when potted up, can be grown to form a new Production Plant.

“Effective Date” – is defined in Clause 3.4.

“Equipment” - all moveable equipment and machinery required for Production.

“Facility” – the 45 acre area glasshouse owned by British Sugar set aside for growing Plants labelled “Facility” on the map attached at Schedule 9.

“Fees” – the Crop Change Payment, depreciation costs, the Area Charge, the Productivity Fee and the On Budget Fee, together with the unreimbursed costs relating to the Conversion Plan which are reimbursable under Clause 5.3.

“Force Majeure” - in relation to either Party, any event or circumstance which is beyond the reasonable control of that Party which event or circumstance that Party could not reasonably be expected to have taken into account at the Effective Date and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement, including acts of God, lightning, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, strike, lockout or other industrial or student disturbance, act of the public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, prevention from or hindrance in obtaining in any way materials, energy or other supplies, explosion, fault or failure of plant or machinery (which could not have been prevented by good industry practice), or legal requirement governing either Party, provided that:

(i)	lack of funds shall not be interpreted as a cause beyond the reasonable control of the affected Party;

(ii)	loss or destruction of Plants due to infection or infestation of a Facility by an organism (whether prokaryotic or eukaryotic) which could have been prevented had such Facility been managed in accordance with good industry practice, shall not be interpreted as a cause beyond the reasonable control of the affected Party;

3

(iii)	the amendment or coming into force of any legal provision adversely affecting GW in relation to this Agreement including any Economic Sanctions Law (as defined in Schedule 8) shall not be interpreted as a cause beyond the reasonable control of GW; and

(iv)	the failure to obtain or retain all approvals necessary for GW to exercise its rights under this Agreement, (including the right to purchase or sell BRM) or the existence or imposition of any Law which restricts, prohibits or otherwise affects GW’s ability to commercialise or sell BRM, shall not be interpreted as a cause beyond the reasonable control of GW.

“Good Agricultural and Collection Practices” or “GACP” – (i) Red Tractor Assurance for Farms, Fresh Produce Scheme - Fresh Produce Standards, (ii) Red Tractor Assurance for Farms, Fresh Produce Scheme – Crop Specific Protocol for Sprouting Seeds and Leaves, (iii) the EUREPGAP regulatory standards and the principles and guidelines for Good Agricultural and Collection Practice (GACP), in each case ((i), (ii) and (iii)) in effect from time to time, or such alternative standards as GW may designate from time to time.

“Growing Plan” – a plan detailing the timings and volumes for Production in a given calendar year.

“Growing Protocol” - the protocol for the Production of the BRM set out in Appendix A to the Technical Agreement, as such protocol may be amended from time to time by agreement.

“Growth Rooms” – the growth rooms that are being installed on the Site, which provide agricultural seed pelleting and priming services to British Sugar, its growers and third party seed producers, which are labelled “Growth Rooms” on the map attached at Schedule 9.

“GW Improvements” – any and all Improvements to GW Know How developed or made by GW, including Improvements to the Growing Protocol, the Plants, the BRM or Production made by GW.

“GW Know How” – any and all Know How owned or controlled by GW at the Effective Date or at any time during the Term (including the Growing Protocol), which is necessary for Production. For clarity, GW Know How does not include British Sugar Know How, British Sugar Improvements, or British Sugar Improvements to GW Know How.

“Harvest”, “Harvested” or “Harvesting” – the activity of cutting down a particular crop of Production Plants ready for drying to Produce BRM, which activity will be performed in all material respects in accordance with the Technical Agreement.

“Harvest Date” - the date calculated in accordance with the Technical Agreement on which a particular crop of Production Plants is to be Harvested.

“Improvements” - improvements, modifications or adaptations to Know How.

“Insolvency Event” – in relation to either Party, means any one of the following:

(i)	a notice shall have been issued to convene a meeting for the purpose of passing a resolution to wind up that Party, or such a resolution shall have been passed other than a resolution for the solvent reconstruction or reorganisation of that Party; or

(ii)	a resolution shall have been passed by that Party’s directors to seek a winding up or a petition for a winding up shall have been presented against that Party which, in the case of a petition presented against a Party, shall not have been appealed within seven (7) days of having been lodged or such an order shall have been made and shall have been dismissed within thirty (30) days thereafter; or

(iii)	a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party or an encumbrancer takes steps to enforce or enforces its security which shall not have been dismissed by a court of competent jurisdiction within thirty (30) days thereafter; or

4

(iv)	a resolution shall have been passed by that Party or that Party’s directors to make an application for an administration order or to appoint an administrator, or (ii) an application for an administration order shall have been made to the court or a notice of appointment of an administrator shall have been filed at the court in respect of that Party, which in the case of such an application made to the court or notice filed with the court, shall not have been appealed within seven (7) days of having been made or filed or such an order or appointment shall have been dismissed within thirty (30) days thereafter; or

(v)	a proposal for a voluntary arrangement shall have been made in relation to that Party under Part I Insolvency Act 1986; or

(vi)	a step or event shall have been taken or have arisen outside the United Kingdom which is similar or analogous to any of the steps or events listed at (i) to (v) above; or

(vii)	that Party takes any step (including starting negotiations) with a view to readjustment, rescheduling or deferral of any part of that Party’s indebtedness, or proposes or makes any general assignment, composition or arrangement with or for the benefit of all or some of that Party’s creditors or makes or suspends or threatens to suspend making payments to all or some of that Party’s creditors or the Party submits to any type of voluntary arrangement; or

(viii)	where that Party is resident in the United Kingdom it is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986.

“Know How” – the technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including plant generation and growing processes, specifications, methods and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data or summaries and information contained in submissions to and information from ethical committees and regulatory authorities. Know How includes documents containing Know How, including but not limited to any rights including trade secrets, copyright, database or design rights protecting such Know How. The fact that an item is known to the public shall not be taken to preclude the possibility that a compilation including the item, or a development relating to the item, is not known to the public.

“Law” – all laws, statutes, rules, regulations, ordinances, guidelines and other pronouncements of any Competent Authority having the effect of law.

“Marketing Authorisation” – the approval granted by a Competent Authority permitting a Person to market a medicinal product in a country.

“Mother Plants” – the mother cannabis plants grown and maintained solely for the intention of producing further generations of Cuttings.

“On Budget Fee” - is defined in Clause 13.1.6.

“Operating Costs” – is defined in Schedule 1.

“Packing Date” – the date on which a Batch of BRM is packaged and labelled ready for delivery.

“Partner” – a Person with whom GW enters into a collaboration or licence in relation to the commercialisation of a drug product for which BRM is a starting material.

“Party” or “Parties” – GW or British Sugar.

“Person” - an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organisation, including a government or political subdivision, department or agency of a government.

5

“Plant” – a cannabis plant of the Chemovar, irrespective of whether it is a Mother Plant, Production Plant or Cutting.

“Production” – all activities relating to purchasing, planting, propagation, cultivation, maintenance, Harvesting, drying, pelleting, packing, QC, Release, storage, shipment and supply of the BRM specified in the Technical Agreement and removal, reprocessing or recycling of the bi-products from Harvesting, and “Produce” and “Producing” shall be interpreted accordingly.

“Production Plant” – a Plant grown solely for the purpose of flowering to produce BRM.

“Productivity Fee” - is defined in Clause 13.1.5.

“Regulatory Approval” – any manufacturing or other licence required by British Sugar to grow the Plants, Produce BRM, store, supply and dispose of the Plants and any by-products, being any licence or authorisation to Produce BRM as granted by the relevant Competent Authorities equivalent to and including the “Home Office Licence to Produce, Supply and Possess”.

“Release” – the mechanism by which each Batch is deemed to conform in all material respects with the BRM Specifications (including in accordance with GACP). Release is demonstrated by issue of a Certificate of Release.

“Site” – the area marked on the map attached at Schedule 9 as the “Site”, including the Facility and the Growth Rooms.

“Settlement Agreement” – ***

.

“Supplier Non-Conformity/Reject Note” – a certificate (as more fully defined in the Technical Agreement) issued by GW, which (i) when issued by GW pursuant to Clause 8.6.1 formally indicates to British Sugar an incidence of non-conformance of a Batch (or part thereof) in any material respect with the BRM Specifications, or (ii) when issued by GW pursuant to Clause 8.6.2 formally indicates to British Sugar an incidence of non-conformance of a Batch (or part thereof) in any material respect with the BRM Specifications (which was not apparent on a reasonable inspection), where GW reasonably believes that the non-conformity has arisen from a failure on the part of British Sugar to meet its obligations under the Technical Agreement in any material respect.

“Technical Agreement” – the technical agreement between the Parties dated on or about the Effective Date which specifies the respective responsibilities of the Parties relating to the cultivation and control of BRM as may be amended from time to time by the Parties in writing.

“Term” – is defined in Clause 18.1.

***                                                                                                                                                                            .

“Type 1 Conversion Costs” – (i) costs identified as such in the preliminary budget of conversion costs set out in Schedule 2, and (ii) the costs of any item required for the conversion project that is not identified in the preliminary budget in Schedule 2 but is of a similar nature to those items labelled as being Type 1 Conversion Costs in the preliminary budget of conversion costs, such as additional Equipment.

“Type 2 Conversion Costs” – (i) costs identified as such in the preliminary budget of conversion costs set out in Schedule 2, and (ii) the costs of any item required for the conversion project that is not identified in the preliminary budget in Schedule 2 but is of a similar nature to those items labelled as being Type 2 Conversion Costs in the preliminary budget of conversion costs, such as costs relating to the supply of utilities to the Facility.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

6

1.2	In this Agreement, unless the context otherwise requires:

1.2.1	unless otherwise stated, a reference to a Clause or Schedule is a reference to a clause of, or schedule to, this Agreement;

1.2.2	clause headings are for ease of reference only and do not affect the construction of this Agreement;

1.2.3	references in this Agreement to any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same (whether before or after the Effective Date) or which has been amended, extended, consolidated or replaced by the same and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision;

1.2.4	words in the singular shall include the plural and vice versa and references to the masculine gender shall include the feminine gender and vice versa;

1.2.5	the words “include”, “including” or “in particular” are to be construed without limitation to the generality of the preceding words;

1.2.6	any reference to “writing” includes a reference to any communication effected by facsimile transmission or similar means, but not e-mail;

1.2.7	the word “or” has the inclusive meaning represented by the phrase “and/or”; and

1.2.8	any covenant by a Party not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another Person.

1.3	If there is any inconsistency between Clauses 1 to 23 (inclusive) of this Agreement and any Schedule, such Clauses shall prevail. If any provisions of the Technical Agreement are in direct conflict with the terms of Clauses 1 to 23 (inclusive) of this Agreement, so that the provisions of both documents cannot be given effect, the terms of this Agreement shall govern the specific issue unless it is a quality-related issue, in which case the provisions of the Technical Agreement shall govern the issue.

2.	AMENDMENT AND RESTATEMENT

2.1	This Agreement restates and amends the Original Agreement with effect from the date of this Agreement and replaces and supersedes the Original Agreement in its entirety.

3.	Condition precedent

3.1	The coming into force and effect of this Agreement is conditional on British Sugar entering into the Settlement Agreement.

3.2	British Sugar shall use reasonable endeavours to achieve satisfaction of the condition under Clause 3.1 by 15 September 2016, but shall, for the avoidance of doubt, not be obliged in any circumstances to enter into the Settlement Agreement where the terms are unacceptable to British Sugar.

3.3	British Sugar shall give written notice to GW of the satisfaction of the condition under Clause 3.1 within one (1) Business Day of the condition being satisfied.

3.4	The “Effective Date” shall be the first Business Day following the date of the written notice issued under Clause 3.3.

3.5	Pending satisfaction of the condition under Clause 3.1 the Parties shall engage in planning activities with respect to the activities needed to convert the Facility to be able to be Produce BRM and the fully costed budget therefor, as further specified in Clause 4 and Schedule 2, at their own cost. However, no conversion activities can or should be initiated prior to the Effective Date.

7

3.6	If the condition has not been satisfied by 15 September 2016 the Parties shall meet in good faith to discuss (i) whether to persist with efforts to satisfy the condition under Clause 3.1 in 2016 or whether British Sugar will proceed with its tomato growing business in 2016/2017, and (ii) the consequences for conditional obligations in the Agreement and the time for their eventual completion if the Condition is not satisfied by 15 September 2016. In the event that the condition precedent is not satisfied and the Parties decide not to proceed with the Agreement, each Party shall pay its own costs and expenses.

3.7	Clauses 1, 2, 3, 15, 22.4, 22.5, 22.6, 22.7, 22.8, 22.9, 22.10, 22.11, 22.12 and 22.13 of this Agreement shall come into effect on the date of this Agreement. All other provisions of this Agreement shall come into effect on the Effective Date.

4.	Project Management

4.1	British Sugar and GW each appoints the individual identified as such in Schedule 2 as its project manager. Each project manager shall have authority to represent its appointer on all day to day matters relating to the conversion of the Facility to be suitable for Production, the Production of BRM, or otherwise arising under this Agreement. In particular the respective Parties’ project managers will be responsible for:

4.1.1	co-ordinating all Conversion Plan-related activities, including overseeing the performance thereof;

4.1.2	seeking to resolve any issues arising under the Agreement. The Parties’ respective project managers shall use all reasonable endeavours to resolve issues arising under this Agreement, but shall refer all problems which are outside their ordinary authority to resolve to the Parties; and

4.1.3	day to day liaison between the Parties.

Each Party may replace its project manager at any time by notice to the other Party. Each of British Sugar and GW agrees that it will endeavour to ensure continuity of its project manager, but the Parties accept that project managers may need to be changed for operational, employment, and availability reasons. Where a Party’s project manager is to be replaced, that Party shall make reasonable efforts to ensure that a replacement is appointed as soon as practicable, and that there is a reasonable handover period and that any adverse effects of the change of its project manager are minimised.

4.2	Whilst any activities are on-going under the Conversion Plan or Growing Plan:

4.2.1	the British Sugar project manager shall send his counterpart at GW an email, no less frequently than once every week, summarising activities initiated, completed or continuing to be performed at British Sugar under the Conversion Plan or Growing Plan, including details of progress with such on-going activity, anticipated completion date and, if required, an explanation of why such completion date is different to that scheduled in the relevant plan or a previous week’s update. At the request of the GW project manager following receipt of such an email, the project managers shall convene by telephone to discuss the content of a weekly update email and any issues arising therefrom; and

8

4.2.2	the project managers shall meet in person or by teleconference no less frequently than once each calendar month to (i) review and discuss progress with implementing the Conversion Plan, (ii) discuss changes to the current BRM Specifications and the Production process and the implementation of any improvements thereto, and (iii) review the operation of this Agreement. Dates of meetings shall be agreed by the project managers not less than twenty one (21) days beforehand. The first meeting of the project managers will take place as soon as practicable after the Effective Date, but in no event later than fifteen (15) days after the Effective Date. In addition, special meetings of the project managers may be called by either project manager upon written request.

4.3	The Parties shall meet:

4.3.1	by no later than 30 September in each calendar year during the Term to review the terms of the Agreement and its operation over the previous 12 months and to discuss ways in which Production, and each Party’s performance or the terms of the Agreement may be improved. This review and discussion shall cover the following matters:

(a)	A discussion in good faith of the actual Operating Costs incurred in the current calendar year and the Budget for Costs and depreciation costs for the coming calendar year, as further specified in Clause 13.1.2 and 13.1.3.

(b)	A discussion in good faith of the charging methodology to be used in the subsequent calendar year, both Parties accepting that the desired goal is to operate a charging mechanism that rewards British Sugar for the volume of BRM produced in that calendar year and in future years the CBD content of the BRM may be recognised in the charging methodology.

(c)	A discussion in good faith of the Growing Plan for the coming calendar year and the target yield of BRM for the coming calendar year.

(d)	A discussion in good faith of British Sugar proposed continuous improvement plan for the following year.

(e)	A discussion in good faith as to the period of time required by GW to analyse a Batch under Clause 8.6.2.

(f)	A discussion in good faith as to operational concerns and how these can be addressed.

(g)	A discussion in good faith of the development of the Epidiolex market, GW’s short to medium term forecasts for total BRM volume and potential glasshouse expansion opportunities.

Any agreement reached on an amendment to the Agreement at such a meeting shall be reduced to writing and signed by an authorised representative of each Party in accordance with Clause 22.7.

4.3.2	by no later than 31 January in each calendar year during the Term to:

(a)	Review (i) amounts invoiced and paid, (ii) total volume of BRM Produced and delivered, (iii) total volume of BRM meeting the BRM Specifications Produced and delivered, during the prior calendar year, (iv) Operating Costs incurred and paid, and (v) Budget for Costs set in the prior September pursuant to Clause 4.3.1.

(b)	Determine the On Budget Fee for the prior calendar year in accordance with the provisions of Clause 13.1.6.

9

(c)	Reconcile the amounts actually invoiced and paid in the prior calendar year against the amounts due under the terms of the Agreement for the Production of BRM in the prior calendar year, specifically taking into account the Conversion Costs, Budget for Costs, Productivity Fee, On Budget Fee, and the volume of BRM rejected for not meeting the BRM Specifications.

Thereafter British Sugar shall issue an invoice or credit note, as applicable for any variance between the amounts invoiced and paid for BRM Produced and delivered in the prior calendar year and the amounts properly due for BRM Produced and delivered in the prior calendar year.

4.3.3	with the Project Managers promptly after the Conversion Plan and Conversion Budget have been prepared pursuant to the Facility conversion project planning process set out in Schedule 2, so that the Project Managers can present their proposed Conversion Plan and Conversion Budget for discussion and approval. The provisional budget for the conversion activities is as set out in Schedule 2. This provisional budget is based on the Parties’ current estimations of the capital costs required to convert the Facility and reflects the Parties’ objective of converting, as cost effectively as reasonably practicable, the Facility into a building capable of Producing BRM. The Parties shall discuss the proposed Conversion Plan and Conversion Budget in good faith. If the Conversion Budget presented exceeds £*** the Project Managers will explain (i) the steps they have taken to order and prioritise activities and spend under the budget to ensure the essential conversion activities are performed and paid for first, so as to make the Facility operational before the £*** threshold is exceeded, (ii) why the initial estimates were inaccurate, and (iii) the steps taken across the Conversion Plan and Conversion Budget to mitigate the cost increases. Neither Party will unreasonably withhold its agreement to the Conversion Plan. Neither Party will unreasonably withhold its agreement to the Conversion Budget if the Conversion Budget does not exceed £*** . If the Conversion Budget exceeds £*** , neither Party will unreasonably withhold its agreement to the Conversion Budget, but the following principles shall apply: (i) GW shall be responsible for any costs incurred in performing the approved Conversion Plan (a) up to the £*** cap, and (b) above the £*** cap to extent the additional cost is attributable to an increase in Type 1 Conversion Costs, and (ii) British Sugar shall be responsibility for any costs incurred in performing the approved Conversion Plan above the £*** cap to the extent the additional cost is attributable to an increase in Type 2 Conversion Costs.

5.	GLASSHOUSE CONVERSION AND USE OF THE Facility

5.1	The Parties have agreed that British Sugar is to convert the Facility to be able to be Produce BRM. The Parties shall constitute a Facility conversion project planning team as specified in Schedule 2 to appraise and define the scope of the conversion work, the specifications to which the conversion work is to be performed, to obtain quotes for the conversion work to be undertaken, to prepare the draft Conversion Plan and draft Conversion Budget and, once the Conversion Plan and Conversion Budget have been approved under Clause 4.3.3, oversee the execution of the Conversion Plan. The factors to be considered by the Facility conversion project planning team when devising their draft Conversion Plan and draft Conversion Budget, including the agreed assumptions as to the timing of when capital and operational costs associated with the conversion of the Facility would be reimbursed, are set out in Schedule 2.

5.2	Once the Conversion Plan and Conversion Budget have been agreed under Clause 4.3.3, British Sugar undertakes to perform the Conversion Plan with all reasonable skill, care and attention and in accordance with any and all Laws, using reasonable endeavours to complete such works in accordance with the timetable set out in the Conversion Plan.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

10

5.3	GW shall fund British Sugar’s performing of the Conversion Plan subject to the following terms. GW shall reimburse British Sugar its actual direct costs of the Conversion Plan so long as British Sugar is carrying out the Conversion Plan in a prudent economic manner, consistent with the requirements of the Conversion Plan and having regard to the nature of the works and the dates and periods specified in Conversion Plan. GW will reimburse any costs overrun incurred by British Sugar in performing agreed activities under the Conversion Plan (a) to the extent they do not take the total cost of the conversion above £*** , and (b) if they do take the total cost of the conversion above £*** , to the extent to extent the additional cost is attributable to an increase in Type 1 Conversion Costs, and in each case subject to British Sugar informing GW of the same in advance of invoicing them. Without prejudice to the foregoing if, for some reason British Sugar requires a change to the Conversion Budget, such as to cover additional activities or additional Equipment or fixtures not captured in the Conversion Plan, British Sugar shall present GW with evidence for the requested change and the Parties, working through the Project Managers, shall discuss and implement such changes in good faith including by making a change to the Conversion Plan if required. GW will not unreasonably withhold its consent to a requested change to the Conversion Plan or Conversion Budget requested under this Clause 5.3, but the principles specified in Clause 4.3.3 shall apply with respect to the allocation of responsibility for the additional costs. British Sugar shall invoice and GW shall pay for allowable costs under this Clause in accordance with the terms of Clauses 13.4 to 13.13.

5.4	During the Term British Sugar may use the Site, with the exception of the Facility (which will be exclusively used for the Production of BRM during the Term), for any purposes required by the Associated British Foods plc corporate group, including the Growth Rooms, provided that any such use of the Site by British Sugar does not adversely impact the Production of BRM at the Facility.

6.	appointment

6.1	GW hereby appoints British Sugar as an external supplier of BRM for the Term on a non-exclusive basis. BRM shall only be Produced at and supplied from the Facility. During the Term British Sugar shall not grow Cannabis sativa varieties for any Person except an Affiliate of GW. GW undertakes to purchase from British Sugar 100% of BRM produced by British Sugar as set out in Schedule 6.

7.	KNOW-HOW TRANSFER/SUPPLY OF PLANTS

7.1	On the Effective Date GW shall, to the extent it has not already done so, give full disclosure to British Sugar of, and permit British Sugar to use for the purpose of performing its obligations under this Agreement, all GW Know How. In addition GW shall promptly (i) provide to British Sugar such technical advice and guidance from GW employees and or representatives (as appropriate) as British Sugar may reasonably request and at times to be agreed by the Parties for the purpose of understanding GW Know How disclosed to British Sugar; and (ii) supply or shall arrange the supply to British Sugar of the quantities of Plants required to establish the Facility to Produce BRM at a time to be agreed; and (iii) disclose to British Sugar GW Improvements necessary or useful to Produce BRM in accordance with the Growing Protocol.

7.2	Subject to Clause 7.3 below, once British Sugar is in possession of Plants, it will not without the prior consent of GW: (i) use the Plants for any purpose other than Production at the Facility; (ii) supply the Plants to any other Person; (iii) use the Plants in human subjects; (iv) chemically or biologically modify the Plants; (v) use the Plants to support the development of any commercial product containing the Plants; (vi) use or license any Plants to support the development of any commercial product; or (vii) disseminate, publish or disclose to any Person any information, data, report, summary or the like concerning, using or based on the results produced in carrying out Production, the Plants or any of its activities hereunder.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

11

7.3	British Sugar may deal with any by-products arising from the Production of BRM and any Plants that cannot be used in the Production of BRM, including the right to utilise these by-products and Plants and/or supply them to any other Person. All revenues generated from dealing with such by-products (if any) shall be set off against the Operating Costs payable to British Sugar for the calendar year in which they are collected.

7.4	If British Sugar at any time believes GW to be in default of its obligations under Clause 7.1 giving rise to circumstances which excuse British Sugar’s performance under this Agreement, British Sugar shall give prompt written notice of this fault to GW giving reason for this belief (each such notice containing details of such facts). Should British Sugar fail to give prompt notice of such circumstances following it becoming aware of the same British Sugar shall not be entitled to rely on any such default by GW to excuse British Sugar’s performance.

8.	PRODUCTION, DELIVERY AND ACCEPTANCE

8.1	British Sugar shall take and pot up Cuttings in accordance with the Growing Plan and shall cultivate each crop of Production Plants in all material respects in accordance with the Growing Protocol. Upon each Harvest Date British Sugar shall Harvest that crop of Production Plants and thereafter shall complete the Production of each Batch.

8.2	British Sugar shall notify GW in writing of each Packing Date within five (5) Business Days of it occurring and provided that the foregoing notification was duly given GW shall arrange for its carrier to accept delivery of each Batch within one (1) week from receipt of such notification. The actual delivery dates shall be mutually agreed between the Parties.

8.3	Prior to delivery of any Batch, British Sugar will supply the Responsible Person (as defined in the Technical Agreement) at GW with all pre-despatch documents specified in the Technical Agreement, including the Certificate of Release. Each Batch of BRM shall be delivered to GW’s designated carrier on an ex-works basis (EXW, Incoterms 2010) in its entirety (except for agreed samples) and shall be accompanied by all documentation necessary to comply with the Regulatory Approvals. Upon arrival at GW’s (or its nominee’s) premises, each Party will complete all post-despatch documents in accordance with the requirements of the Technical Agreement. Title and risk of damage and loss in a Batch shall pass to GW upon delivery of such Batch to GW’s designated carrier, and GW shall be responsible for all costs of shipping, taxes, insurance, warehousing and other similar or related costs after delivery.

8.4	When performing Production British Sugar shall comply in all material respects with the Technical Agreement.

8.5	British Sugar shall package, label and store the BRM appropriately for delivery to GW in all material respects in accordance with the requirements of the Technical Agreement, and the reasonable instructions of GW. British Sugar shall ensure that appropriate storage conditions are met until delivery.

8.6	Acceptance:

8.6.1	GW or GW’s representative shall examine each Batch and the documentation delivered with each Batch pursuant to Clause 8.5 as soon as practicable following arrival at GW’s or its nominee’s premises. Within ten (10) days of delivery of each Batch GW shall send British Sugar a Supplier Non-Conformity/Reject Note containing details of any failure of the Batch or part of the Batch to meet the BRM Specifications that are apparent on reasonable inspection. If British Sugar has not received a Supplier Non-Conformity/Reject Note within twelve (12) days of delivery the Batch shall be deemed to have been delivered complete and undamaged and (in respect of any defect apparent on reasonable inspection) in compliance with the BRM Specifications. In the event that GW gives British Sugar a Supplier Non-Conformity/Reject Note in relation to any Batch GW shall make promptly available such material to British Sugar for inspection by British Sugar. If following such inspection by British Sugar (which shall take place within thirty (30) days of such BRM being made available to British Sugar) it is agreed by British Sugar that the Batch or part of the Batch is not in compliance with the BRM Specifications GW will deduct the volume of rejected BRM from the annual accepted quantity used in the financial calculations under this Agreement. British Sugar may test each Batch in advance of delivery at British Sugar’s own cost and expense to ensure they will meet the requirements of the BRM Specifications.

12

8.6.2	Thereafter, if within three (3) months of the delivery date for a Batch (or such shorter period as is agreed by the Parties under Clause 4.3.1(e)): (i) the results of GW’s analysis of a Batch shows a non-conformance to the BRM Specifications (which was not apparent on a reasonable inspection) and GW has reasonable cause to believe that this has arisen from a failure on the part of British Sugar to meet its obligations in any material respect under the Technical Agreement (such belief to be supported by documented evidence including a copy of the results of the laboratory analysis of the Batch (or part thereof) in question showing the non-conformance to the BRM Specifications) then GW shall give British Sugar a Supplier Non-Conformity/Reject Note within twenty five (25) days of receipt of such analysis and shall at British Sugar’s expense make available such material to British Sugar for further testing. If following such further testing by British Sugar and following investigation by British Sugar of all available site records in relation to the Batch (which shall take place within thirty (30) days of such BRM being made available to British Sugar) it is agreed by British Sugar that the Batch or part of the Batch was not Produced in accordance with the BRM Specifications GW will deduct the volume of the rejected BRM from the annual accepted quantity used to calculate the Productivity Fee. For clarity so long as the results of GW’s analysis of a Batch are received by GW within three (3) months of delivery of the relevant Batch (unless otherwise agreed by the Parties under Clause 4.3.1(e)) and the Supplier Non-Conformity/Reject Note is served on British Sugar within twenty five (25) days after GW’s receipt of the results of such analysis such Supplier Non-Conformity/Reject Note shall be valid even if delivered after three (3) months of the delivery date so long as the other relevant requirements of this Clause 8.6.2 have been complied with.

8.6.3	If after British Sugar has carried out the inspection envisaged in Clause 8.6.1 above or the further testing envisaged in Clause 8.6.2 above British Sugar disagrees with GW’s view that on delivery the Batch or part of the Batch failed to conform in all material respects to the BRM Specifications, and therefore there is a dispute between the Parties relating thereto, then either: (i) British Sugar shall promptly send a sample of the Batch in question to an independent testing laboratory to be appointed by agreement between GW and British Sugar (such agreement to be reached expeditiously), or (ii) where appropriate, the Parties shall appoint an independent expert (“Expert”) to investigate compliance with the BRM Specifications. If the Parties elect to send the sample to an independent laboratory, the costs of such independent testing laboratory shall be borne equally between GW and British Sugar. The decision of such independent testing laboratory shall be in writing and, save for manifest error on the face of decision, shall be binding on both GW and British Sugar. If the Parties elect to resolve the issue by Expert determination, the Expert shall be engaged on the terms set out in Schedule 5.

8.6.4	Any Batch that, as a result of the procedures set out in Clauses 8.6.1 to 8.6.3 is found to have been Produced other than in compliance with the BRM Specifications shall be destroyed with associated costs to be included within Operating Costs.

13

8.6.5	If GW fails to notify British Sugar of its return of a Batch within the time limits set out in Clauses 8.6.1 to 8.6.2 the Batch shall be deemed accepted and within the BRM Specifications. GW shall not be entitled to return the BRM concerned and British Sugar shall have no liability for any defect in such Batch and GW shall not be entitled to deduct the volume of the rejected BRM from the annual accepted quantity used in the financial calculations of this Agreement.

8.6.6	Should any Batch fail to meet any other internal GW specifications, the Parties shall, without imposing any liability or additional obligations on British Sugar, meet to discuss the same and any changes to the Growing Protocol that may be recommended.

8.6.7	Notwithstanding any other provision of this Agreement (including the remaining provisions of this Clause 8 and Clause 16) GW expressly recognises and agrees the following:-

(a)	British Sugar has to date grown wholly different horticultural products at the Facility;

(b)	the Parties have entered into this Agreement primarily because of the size of the Facility and that, while GW recognises that British Sugar has substantial expertise in large scale horticultural production, British Sugar does not have or profess to have high levels of expertise in Production or in BRM; and

(c)	inevitably there will be a “learning curve” in terms of British Sugar’s performance under this Agreement and accordingly

British Sugar does not accept any absolute obligation as to outcome, timing or performance in respect of its obligations to Produce BRM under this Agreement and all such obligations under this Agreement assumed by British Sugar shall be read as if subject only to British Sugar using reasonable endeavours to Produce BRM that meets the BRM Specifications in the agreed volumes. However, if British Sugar is experiencing difficulties in Producing BRM despite using its reasonable endeavours, British Sugar shall notify GW of the difficulties it is experiencing and ask GW for technical advice and guidance under Clause 7.1 to overcome these difficulties.

9.	INSPECTIONS AND AUDITS

9.1	GW shall, at its own expense, have the right from time to time to assign a reasonable number of its employees or representatives (including employees or representatives of a Partner) to be present at the Facility to inspect, discuss and review all activities being undertaken by or on behalf of British Sugar in relation to Production and to inspect all documents and records created by British Sugar in relation to Production, including the Batch Records. Such employees and representatives shall, while at the Premises observe and comply with British Sugar’s safety and other customary regulations and policies. Where the employees or representatives of GW do not comply with such regulations and policies British Sugar shall have the right to remove them from the Premises. Where British Sugar imposes conditions on entry of the employees or representatives of GW to the Facility, GW shall ensure that these are complied with by such employees and representatives.

9.2	British Sugar will allow representatives of any Competent Authority to inspect the relevant parts of the Facility where Production is carried out and to inspect all documents and records created by British Sugar in relation to Production, including the Batch Records, including to verify compliance with GACP and other practices or Laws and will promptly notify GW of the scheduling of any such inspection. British Sugar acknowledges that representatives of any Competent Authority may appear at the Facility without prior notice, and British Sugar will notify the GW project manager of this visit by telephone and use reasonable endeavours to facilitate such unannounced visits in accordance with its standard procedures.

14

9.3	British Sugar shall notify GW within three (3) Business Days after it has been notified of any inquiry, notification, or inspection activity by any Competent Authority relating to BRM, as detailed in the Technical Agreement. British Sugar shall provide a reasonable description to GW of any such inquiries, notifications or inspections promptly (but in no event later than ten (10) days after such inquiry, notification, or inspection).

10.	INFORMATION SHARING

10.1	British Sugar shall inform GW of all reportable incidences in accordance with the terms of the Technical Agreement in writing, as soon as possible from the time it becomes reportable and in any event within the time period specified in the Technical Agreement.

10.2	Each Party shall keep the other Party informed, commencing within two (2) Business Days of notification of any action by, or notification or other information which it receives (directly or indirectly) from any Competent Authority, which (i) raises material concerns regarding the safety or efficacy of the BRM, or (ii) which indicates or suggests a potential material liability for either Party to third parties arising in connection with the BRM (including in the case of GW, BRM supplied to it by third parties to the extent GW can share such information with British Sugar without breaching any obligations of confidence it owes the third party). GW shall notify British Sugar promptly in the event a drug product containing a drug substance derived from BRM is withdrawn or recalled due to a Marketing Authorisation for such drug product being withdrawn, suspended or revoked.

11.	DOCUMENTATION, RECORDS AND PERMITS

11.1	GW shall at its expense do all such things as are necessary to enable British Sugar promptly to obtain all Regulatory Approvals. British Sugar shall provide reasonable assistance but shall rely entirely on GW’s expertise in obtaining such Regulatory Approvals. Subject to obtaining all assistance reasonably necessary from GW (which GW hereby agrees to provide), British Sugar shall take all steps reasonably necessary to maintain Regulatory Approvals, the costs of which will form part of the Operating Costs, (provided that maintenance of the Regulatory Approvals does not extend to changes made to Regulatory Approvals which impose materially more onerous obligations on British Sugar or which have a material adverse effect on British Sugar, except to the extent the imposition of such obligations or effects arise from British Sugar’s own misconduct). In the event that a Regulatory Approval is withdrawn, both Parties shall take all reasonable steps to achieve its reinstatement (to the extent a reinstatement is possible) and Clauses 20.2, 20.3 and 20.4 shall apply.

11.2	British Sugar shall prepare and maintain the Batch Records and all other documentation relating to Production in all material respects in accordance with the terms of the Technical Agreement.

11.3	British Sugar shall safely store and archive all records relating to BRM Production in accordance with the requirements of the Technical Agreement. In the event GW wishes the Batch Records to be retained by British Sugar beyond the time period set out in the Technical Agreement, British Sugar may charge GW a standard annual storage fee for the retention of such Batch Records at a price to be agreed in advance by both Parties.

12.	FURTHER RIGHTS, OBLIGATIONS AND RESPONSIBILITIES

The following rights, obligations and responsibilities shall also apply:

12.1	British Sugar shall be responsible for maintaining Equipment and infrastructure at the Facility following completion of the Conversion Plan. If any Equipment or other assets are to be supplied by GW, purchased by British Sugar for and on behalf of GW, or if GW is to otherwise reimburse British Sugar its costs for purchasing any Equipment or other assets, GW shall own all right, title and interest in and to any and all such Equipment and other assets, including the right to claim capital allowances thereon, shall make such Equipment and assets available to British Sugar for the sole purpose of Producing, such Equipment and assets shall be clearly marked as “owned by GW Pharma Limited” and British Sugar shall keep a written log of all Equipment and other assets owned by GW that is used at the Facility, including details of serial or registration numbers and ensure such Equipment and other assets are readily identifiable.

15

12.2	During the Term, British Sugar shall (i) maintain all Equipment in good working condition (subject to fair wear and tear), and (ii) maintain the environment and access at each of the Facility in a manner appropriate for Production.

12.3	On termination or expiry of the Agreement, GW shall have the right to remove from the Facility the Equipment and other assets that are owned by it, and GW shall remove such Equipment and other assets that it wishes to retain within 30 days of the effective date of termination or expiry. If there are items of Equipment and other assets at the Facility that GW does not wish to retain ownership of, British Sugar shall have the right to purchase such assets and Equipment at a price to be agreed. If the Parties cannot agree a price for such assets and Equipment, or British Sugar does not wish to purchase any such asset or item of Equipment, GW will remove such item(s) from the Facility at its own cost.

12.4	British Sugar shall comply with all applicable environmental, health and safety Laws in performing its obligations under this Agreement and warrants that it provides a safe and healthy workplace, presenting no immediate hazards to its employees and that it provides access to clean water, food, and emergency healthcare to its employees in the event of accidents or incidents. To the extent required by Law, GW shall be entitled to monitor and audit the compliance by British Sugar with the obligations set out in this Clause. British Sugar shall provide to GW all information regarding environmental, health and safety matters as GW may reasonably request from time to time at no cost.

12.5	GW shall comply with all applicable environmental, health, safety and other Laws in exercising its rights pursuant to this Agreement including in connection with the commercialisation of BRM and warrants that it shall at all times provide a safe and healthy workplace, which present no immediate hazards to its employees and that it provides access to clean water, food, and emergency healthcare to its employees in the event of accidents or incidents.

12.6	Each of the Parties shall comply with, and shall not engage directly or indirectly in any activities that could subject either Party to any liability under the Modern Slavery Act 2015 or any equivalent measures in any other relevant country or jurisdiction.

12.7	Each Party shall fully comply with the Anti-Bribery and Sanctions Rules.

12.8	Each calendar year during the Term, British Sugar shall prepare a continuous improvement plan in relation to Production. The continuous improvement plan shall include detailed plans to reduce the cost of Production and increase yields. The first continuous improvement plan shall be prepared as soon as possible after the Effective Date and shall be reviewed in line with the arrangements detailed in Clause 4.3.1. Each continuous improvement plan shall be subject to discussions between British Sugar and GW and shall be implemented only with GW’s prior written consent. GW shall have the right to propose to British Sugar improvements to the Production process at any time. British Sugar shall evaluate and discuss any such proposed improvements with GW. If the Parties agree that the proposed improvement shall be implemented, British Sugar shall amend the then applicable continuous improvement plan to take account of the proposed improvement. To the extent a continuous improvement plan includes changes to the Growing Protocol, or requires a change to the Growing Protocol in order for the improvement to be implemented, the provisions of Clause 12.10 shall apply.

16

12.9	Both Parties shall, at all times during the Term, comply with the terms of this Agreement and the Technical Agreement.

12.10	Either Party may suggest amendments to the BRM Specifications (including the Growing Protocol) at any time in accordance with Change Control (as defined in accordance with the requirements of the Technical Agreement) procedure set out in the Technical Agreement. The Parties shall discuss such proposed changes in good faith, including (i) whether British Sugar can implement the requested change or amendment to the BRM Specifications (including the Growing Protocol), and (ii) if British Sugar can implement the requested change or amendment to the BRM Specifications (including the Growing Protocol), the consequences of such change on the Budget for Costs and the time it will take British Sugar to implement the change. British Sugar will not unreasonably withhold or delay its consent to change or amendment to the BRM Specifications (including the Growing Protocol), but no change shall be effective unless agreed in writing by both Parties.

12.11	A list of key personnel for both GW and British Sugar, together with specimens of their signatures is presented in Appendix G of the Technical Agreement. Both Parties shall keep each other informed in writing as to changes in such key personnel from time to time.

13.	CONSIDERATION

13.1	In consideration of British Sugar supplying GW with BRM on the terms set out herein GW shall compensate British Sugar, on a cost per kilogram basis (whereby the cost per kilogram is determined by taking into account the following calculated amounts, divided by the number of kilograms of BRM Produced in each calendar year) as follows:

13.1.1	GW shall pay the “Crop Change Payment”. This charge shall be £*** . GW shall pay this amount in five equal instalments payable over the first 5 years of the Term (the first payment being made on 31 December 2016 and thereafter on each anniversary of that date). In the event that this Agreement terminates for any reason, any amount of the Crop Change Payment that remains unpaid shall become immediately due and payable.

13.1.2	the Operating Costs properly incurred in the performance of its obligations under this Agreement. British Sugar’s agreed budget for Costs (“Budget for Costs”) for the year ending 31 December 2017 is detailed in Schedule 1. On or before 30 September 2017 and 15 September in each subsequent calendar year during the Term, British Sugar shall submit to GW its draft Budget for Costs for the coming calendar year. The Parties shall discuss the Budget for Costs for the upcoming calendar year at their meeting held pursuant to Clause 4.3.1. The Budget for Costs shall be agreed by 31 October thereafter. In the event of a failure to agree the Budget for Costs in any year, the Parties shall adopt the most recently approved Budget for Costs for a calendar year in which the Growing Plan required British Sugar to Produce 213 tonnes of BRM. Further, if the Budget for Costs that cannot be agreed relates to a Growing Plan that requires British Sugar to Produce more than 213 tonnes of BRM, the Parties shall adopt the most recently approved Budget for Costs for a calendar year in which the Growing Plan required British Sugar to Produce 213 tonnes of BRM and the associated Growing Plan. If, for some reason, British Sugar requires a change to the Budget for Costs for a specific calendar year, British Sugar shall present GW with evidence for the requested change and the Parties shall discuss the changes to the Budget for Costs in good faith. Any change to a Budget for Costs will only be binding on GW when a revised Budget for Costs is signed by both Parties; for the avoidance of doubt any authorised change to the Budget for Costs for a calendar year or other overspend of Operating Costs otherwise authorised will qualify as within budget for the purpose of calculating the On Budget Fee for the calendar year in question. Any increase in Operating Costs during a calendar year due to a change in the unit price of gas or electricity charged to British Sugar or a change in labour costs due to changes in minimum wage) shall not be treated as an overspend (and shall, therefore, be treated as approved and within the Budget for Costs). Where GW has requested an increase in Production part way through a calendar year, the Parties shall agree a revised Budget for Costs for the balance of such calendar year before British Sugar starts implementing the scale up in Production.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

17

13.1.3	the current depreciation costs of the assets related to the business conducted at the Facility, prior to the date of this Agreement (not to exceed £*** per annum for 2017, as indicated in Schedule 3, but the assets and associated depreciation costs for 2017 are to be confirmed and agreed within 20 Business Days following the Effective Date). The depreciation costs shall be reviewed and amended annually to reflect the incremental depreciation charged associated with capital expenditure funded by British Sugar at the same time as, and on the same terms as, the budgeting process for Operating Costs is conducted under Clauses 4.3.1 and 13.1.2. The depreciation costs for the year will be paid in 12 equal instalments payable on the last day of each calendar month.

13.1.4	an annual charge (irrespective of actual acreage used) for utilising the Facility (the “Area Charge”). During the period starting 1 January 2017 and ending 31 December 2017, the Area Charge shall be £*** per annum. Thereafter the Area Charge shall be increased on 31 December of each calendar year (commencing on 31 December 2017) by the lesser of (i) the change in RPI over the 12 months prior to the date from which the change in Area Charge will apply, and (ii) *** per cent (***%). The Area Charge shall be paid in 12 equal instalments payable on the last day of each calendar month. For the avoidance of doubt, payment of the Area Charge does not give GW the benefit of any lease, licence or other proprietary interest in the Facility.

13.1.5	a fee of £*** per kilogram for each kilogram of BRM Produced and delivered in a calendar year which meets the BRM Specifications (“Productivity Fee”). The Productivity Fee shall (irrespective of the actual output from British Sugar of BRM) be guaranteed for the period ending 31 December 2017 at £*** in the aggregate for all BRM Produced and delivered in calendar year 2017, to be invoiced in twelve (12) equal monthly instalments of £*** . Thereafter, the Productivity Fee will be linked to the actual number of kilograms of BRM meeting the BRM Specifications delivered to GW in each calendar year.

13.1.6	a fee of £*** per kilogram (the “On Budget Fee”), for each kilogram of BRM Produced and delivered in a calendar year that meets the BRM Specifications, in the circumstances where British Sugar keeps its Operating Costs for a calendar year within the Budget for Costs set for that calendar year pursuant to Clauses 4.3.1 and 13.1.2. In the event British Sugar exceeds the Budget for Costs set for a calendar year pursuant to Clauses 4.3.1 and 13.1.2, the total On Budget Fee for such calendar year will be reduced by one pound for every pound of overspend on Operating Costs against the agreed Budget for Costs, as illustrated in the worked example set out in Schedule 6. The On Budget Fee shall be guaranteed for the period ending 31 December 2017 at £*** in the aggregate for all BRM Produced and delivered in calendar year 2017, to be invoiced on 31 December 2017. Thereafter, the On Budget Fee will be linked to the actual number of kilograms of BRM meeting the BRM Specifications delivered to GW in each calendar year, as set out above.

13.2	For the avoidance of doubt, and notwithstanding any other provision of this Agreement, if British Sugar fails (for any reason save where British Sugar has failed to use reasonable endeavours to Produce in accordance with this Agreement) to Produce BRM in accordance with the BRM Specification (including where it fails to produce all or some of the quantities of BRM ordered) the sole consequence shall be that British Sugar shall not, in respect of such undelivered or not compliant BRM, receive the full Productivity Fee or On Budget Fee.

13.3	GW and British Sugar shall work in collaboration to drive for efficiency savings. Once efficiencies are such that British Sugar supplies GW with BRM meeting the BRM Specifications in a calendar year at an aggregate cost per kilogram, taking into account all payments made in such calendar year pursuant to Clause 13.1, are at or below £***/kg of BRM Produced and delivered, any resulting savings shall be shared *** . See Schedule 4 for illustration.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

18

13.4	British Sugar shall supply to GW within thirty (30) days of the end of each calendar month after the Effective Date an itemised and adequately documented summary of its actual monthly Operating Costs for that month and a monthly invoice for the sums due in accordance with Clauses 13.1.2, 13.1.3 and 13.1.4. All sums due pursuant to Clause 13.1.5 shall be invoiced on the last day of each calendar month based upon the number of kilograms of BRM delivered in the month. All sums due pursuant to Clause 13.1.1 shall be invoiced on the last day of each calendar year, with the first invoice to be submitted on 31 December 2016 and the final invoice to be submitted 31 December 2020. Starting in 2018, all sums due pursuant to Clause 13.1.6 shall be invoiced within thirty (30) days of the end of the calendar year to which they relate, once all cost and yield data for that calendar year have been mutually agreed pursuant to Clause 4.3.2. Costs of Facility conversion incurred pursuant to, and in accordance with, Clause 5.3 shall be invoiced separately as incurred. British Sugar shall not invoice GW for an Operating Cost that is not in the Budget for Costs without the prior consent of GW (such consent not to be unreasonably withheld or delayed). GW shall make each payment due within thirty (30) days of the date of each invoice therefor.

13.5	British Sugar shall keep full, true and accurate records and books of account containing all particulars that may be necessary for the purpose of calculating all sums payable by GW under this Agreement for a minimum period of six (6) years. Upon timely requests by GW, GW shall have the right to inspect such records and books of account to ensure that British Sugar has invoiced GW only for the sums properly payable by it under this Agreement.

13.6	Should GW’s inspection pursuant to Clause 13.5 reasonably lead GW to believe that it has not been invoiced only for the sums properly payable by it under this Agreement, upon timely request by GW, GW shall have the right to instruct an independent, internationally recognised, accounting firm to perform an audit, conducted so far as appropriate in accordance with standard UK accounting practice, as is reasonably necessary to enable such accounting firm to report to GW that GW has been invoiced for the sums properly payable by it under this Agreement on the following basis:

13.6.1	such firm of accountants shall be given access to and shall be permitted to examine and copy such books and records upon twenty (20) Business Days’ notice having been given by GW and at all reasonable times on Business Days for the purpose of certifying to GW that the Operating Costs, depreciation costs and other payment calculated and invoiced by British Sugar during any calendar year were calculated correctly in accordance with this Agreement (and if such certification cannot be given specifying the reasons why which will enable the Parties to recalculate the relevant sums);

13.6.2	prior to any such examination taking place, such firm of accountants shall undertake to British Sugar that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including GW, but shall only use the same for the purpose of the reviews or calculations which they need to perform in order to issue the certificate to GW which this Clause 13.6 envisages;

13.6.3	any such access examination and certification shall occur no more frequently than once per calendar year; and

13.6.4	British Sugar shall make available personnel to answer queries on all books and records required for the purpose of that certification.

19

13.7	If the certification is in disagreement with the invoices submitted by British Sugar, British Sugar shall notify GW within ten (10) days of receipt by British Sugar of the certification whether or not British Sugar agrees within the certification. If British Sugar notifies its agreement with the certification within the ten (10) day period or fails to give any notification within that period, the sums calculated by the certification shall be used for purposes of calculating any monies owed and any monies owed by British Sugar to GW shall be paid by British Sugar. The cost of the accountant shall be the responsibility of British Sugar if the recalculation shows that British Sugar’s invoices for the year in question supplied to GW to be inaccurate by more than twenty thousand pounds sterling (£20,000) and the responsibility of GW otherwise. If British Sugar notifies its disagreement with the certification, either Party may refer the items in dispute to a partner of at least 10 years qualified experience at an independent, internationally recognized, public accounting firm agreed by the Parties in writing for final and binding resolution, or failing agreement on the identity of the public accounting firm within fifteen (15) days starting on the day after receipt of the notification of disagreement, an independent, internationally recognised, public accounting firm appointed on the application of either Party by the President for the time being of the Institute of Chartered Accountants of England and Wales. Such person appointed shall act on the following basis:

13.7.1	such person shall act as an expert and not as an arbitrator;

13.7.2	such person’s terms of reference shall be to determine the matters in dispute within 20 days of his appointment;

13.7.3	the Parties shall each provide such person with all information relating to the items in dispute which such person reasonably requires and such person shall be entitled (to the extent he considers appropriate) to base his determination on such information;

13.7.4	the decision of such person is, in the absence of fraud or manifest error, final and binding on the Parties; and

13.7.5	such person’s costs shall be paid by British Sugar or GW as such person may determine.

13.8	All payments to be made under the terms of the Agreement are expressed to be exclusive of value added tax howsoever arising and GW shall pay to British Sugar, in addition to the invoiced amount, all value added tax for which British Sugar is liable to account in relation to any supply made or deemed to be made for value added tax purposes on receipt of a tax invoice or invoices therefore from British Sugar.

13.9	British Sugar will submit detailed invoices monthly in arrears, such invoices to be submitted in pdf form to the e-mail or postal address below:

e-mail: invoices@gwpharm.com

post:       Accounts Department

GW Pharmaceuticals,

Kingsgate House,

Andover,

Hants,

SP10 4DU,

UK

13.10	All payments under this Agreement shall be made free and clear and without any set off, deduction or deferment in respect of any disputes or claims whatsoever unless required by law of any Competent Authority or unless GW has a valid court order requiring an amount equal to such deduction to be paid by British Sugar to GW.

13.11	Payments shall be made by electronic wire transfer of immediately available funds directly to the account of British Sugar designated by British Sugar in writing from time to time.

20

13.12	If GW fails to make any payment to British Sugar hereunder on the due date for payment and the payment is either (i) not in dispute between the Parties, or (ii) the payment is disputed by GW and GW has given British Sugar notice of the disputed amount it is withholding and an explanation as to why that amount is disputed and the dispute has not been resolved, without prejudice to any other right or remedy available to British Sugar, British Sugar shall be entitled to charge GW interest (both before and after judgment) on the amount unpaid at the annual rate of twelve month LIBOR plus four per cent (4%) calculated on a daily basis until payment in full is made without prejudice to British Sugar’s right to receive payment on the due date.

13.13	All payment obligations of GW under this Agreement shall be subject to Clause 18.8.

14.	INTELLECTUAL PROPERTY

14.1	GW grants to British Sugar, as a producer on behalf of GW, a royalty-free, non-exclusive right and licence to use GW Know How, together with any GW Improvements (subject to Clause 14.6), solely for the purpose of performing British Sugar’s obligations under this Agreement during the Term. British Sugar shall otherwise obtain no right title or interest in or to GW Know How or GW Improvements as a result of this Agreement.

14.2	Title to and property in GW Know How and GW Improvements shall remain with GW.

14.3	Title to and property in all British Sugar Know How, British Sugar Improvements and the British Sugar Improvements to GW Know How shall remain with British Sugar.

14.4	No British Sugar Know How or British Sugar Improvements shall be employed by GW (including in its Production activities) unless this has been separately agreed in writing by British Sugar.

14.5	British Sugar grants to GW a royalty-free, non-exclusive right and licence to use British Sugar Improvements to GW Know How, solely for the purpose of growing (or having grown for it) Cannabis sativa L. plants and producing botanical raw materials therefrom. British Sugar undertakes not to use itself, or grant a third party a licence to use, British Sugar Improvements to GW Know How for the purpose of growing Cannabis sativa L. plants and producing botanical raw materials therefrom for a period of five (5) years following the expiry or termination of the Agreement.

14.6	No GW Improvements shall be employed by British Sugar in its Production activities unless this has been previously agreed in writing by GW, other than as contemplated by clause 7.1.

15.	CONFIDENTIALITY

15.1	Except to the extent expressly authorised by this Agreement including in Clauses 15.2 and 15.3 or otherwise agreed in writing, each Party in possession of Confidential Information (“Receiving Party”) of the other Party (“Disclosing Party”) shall maintain such Confidential Information as confidential and use it only for the purposes of this Agreement in accordance with this Clause 15. The term of maintaining confidentiality of all such information and the limitations on use shall be for a period equal to the longer of (i) five (5) years after the date of expiration or termination of this Agreement; or (ii) for so long as the exceptions set out below in the next subsequent paragraph do not apply to the relevant Confidential Information. Each Party shall guard such Confidential Information using the same degree of care as it normally uses to guard its own confidential, proprietary information of like importance, but in any event no less than reasonable care.

Notwithstanding the foregoing, the Receiving Party shall be relieved of the confidentiality and limited use obligations of this Agreement to the extent that the Receiving Party establishes by written evidence that:

21

15.1.1	the Confidential Information was previously known to the Receiving Party from sources other than the Disclosing Party at the time of disclosure and other than under an obligation of confidentiality;

15.1.2	the Confidential Information was generally available to the public or otherwise part of the public domain at the time of its disclosure; or

15.1.3	the Confidential Information became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of this Agreement; or

15.1.4	the Confidential Information is acquired in good faith in the future by the Receiving Party from a third party who has a lawful right to disclose such information and who is not under an obligation of confidence to the Disclosing Party with respect to such information; or

15.1.5	the Confidential Information is subsequently developed by or on behalf of the Receiving Party without use of the Disclosing Party’s Confidential Information.

15.2	Notwithstanding the above obligations of confidentiality and non-use a Receiving Party may:

15.2.1	disclose Confidential Information to a Competent Authority as reasonably necessary to obtain regulatory approval in a particular jurisdiction to the extent consistent with the licenses granted under terms of this Agreement;

15.2.2	disclose Confidential Information: (i) to the extent such disclosure is reasonably necessary to comply with the order of a court; or (ii) to the extent such disclosure is required to comply with an applicable Law, including to the extent such disclosure is required in publicly filed financial statements or other public statements under stock exchange rules (e.g., the rules of the U.S. Securities and Exchange Commission, NASDAQ, NYSE, UKLA or any other stock exchange on which securities issued by either Party or any Affiliate of such Party may be listed); provided, to the extent possible bearing in mind such Law, such Party shall provide the other Party with a copy of the proposed text of such statements or disclosure five (5) Business Days in advance of the date on which the disclosure is to be made to review and provide comments, unless a shorter review time is agreed;

15.2.3	disclose Confidential Information to such Receiving Party’s employees, Affiliates, distributors, licensees, Partners, agents, consultants, clinical investigators, collaborators or contractors as such Receiving Party reasonably determines is necessary to receive the benefits of the licences to it under this Agreement or to perform its obligations pursuant to this Agreement; provided, however, any such Persons must be obligated to substantially the same extent as set forth in Clause 15.1 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement.

15.2.4	disclose Confidential Information: (i) to its actual or potential investment bankers and to lenders for the purpose of obtaining financing for its business; (ii) to potential investors in connection with an offering or placement of securities for purposes of obtaining financing for its business; and (iii) to bona fide potential acquirer or merger partner for the purposes of evaluating entering into a merger or acquisition, provided, however, any such Persons must be obligated to substantially the same extent as set forth in Clause 15.1 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement;

15.2.5	nothing in this Clause 15 restricts either Party from using or disclosing any of its own Confidential Information for any purpose whatsoever.

22

15.3	Save as permitted in Clause 15.2.2, neither Party shall make any public announcement or statement to the public containing Confidential Information without the prior consent of the other. All such public announcements or statements shall not be made without the prior review and consent of appropriate individual designated for the purpose by the other Party.

16.	WARRANTIES AND LIABILITY

16.1	British Sugar warrants to GW that:

16.1.1	neither it nor any of its officers or employees: (i) has been convicted of any offence involving slavery or human trafficking; and (ii) having made reasonable enquiries, so far as it is aware, has been or is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence of or in connection with slavery and human trafficking;

16.1.2	it will perform its obligations hereunder with reasonable skill and care;

16.1.3	each Batch shall be delivered free of encumbrances and liens; and

16.1.4	it will endeavour to ensure that the BRM shall, at the time of delivery, meet the BRM Specifications in all material respects.

16.2	GW warrants to British Sugar that:

16.2.1	neither it nor any of its officers or employees: (i) has been convicted of any offence involving slavery or human trafficking; and (ii) having made reasonable enquiries, so far as it is aware, has been or is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence of or in connection with slavery and human trafficking;

16.2.2	it holds all necessary rights and licenses to GW Know How to allow British Sugar to Produce BRM;

16.2.3	the GW Know How will enable British Sugar (using reasonable care and skill) to Produce BRM in accordance with the BRM Specifications;

16.2.4	the Equipment and other assets it supplies (i) will meet the specifications agreed therefor under the Conversion Plan at the time of installation and will, if properly maintained, operated in a suitable environment and in a proper manner by trained competent staff in accordance with its operating instructions, continue to meet such specification, and (ii) will be of satisfactory quality;

16.2.5	the Equipment and other assets it identifies for use in Production in the Conversion Plan and that is to be purchased by British Sugar will, if such Equipment or other assets meet the specifications agreed therefor under the Conversion Plan at the time of delivery, is properly installed and maintained, operated in a suitable environment and in a proper manner by trained competent staff in accordance with its operating instructions, be of satisfactory quality and sufficient to allow British Sugar to Produce BRM that meets the BRM Specifications; and

16.2.6	no claim or litigation has been brought or threatened by any Person alleging that the disclosing, copying, making, licensing, using or exploiting of GW Know How violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any other Person.

23

16.3	Except as and to the extent specifically provided in this Clause 16 or in any other provision of this Agreement, British Sugar and GW make no representations or warranties of any kind, express or implied, with respect to the subject matter of this Agreement, and each Party specifically disclaims and waives all other representations, warranties and conditions, including all implied conditions of merchantability and fitness for a particular purpose. British Sugar and GW warranties are made only to British Sugar and GW, respectively, and do not extend to any third party.

16.4	Subject to Clause 16.5 and Clause 16.6 and except in the case of fraudulent misrepresentation, neither Party shall be liable to the other in contract, tort (including negligence) breach of statutory duty, misrepresentation or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the other or its Affiliates:

16.4.1	of a direct nature where the same is a loss of profits, business or goodwill; or

16.4.2	of an indirect or consequential nature.

Provided that (for the avoidance of doubt) nothing herein shall excuse GW from liability in respect of any amount payable by it to British Sugar under this Agreement.

16.5	Each Party accepts liability for death or personal injury resulting from its negligence.

16.6	The maximum liability a Party shall have under this Agreement shall not exceed £5 million whether in contract, tort or otherwise and howsoever arising provided that this limitation shall not apply (i) to any payment obligations under this Agreement including payment arising on termination (all of which shall not be taken into account so as to limit the amount recoverable as regards any other claim or liability) and (ii) to liability under any indemnity.

17.	INSURANCE

17.1	British Sugar shall in respect of its activities envisaged in this Agreement maintain during any period in which British Sugar is Producing for GW and for a period of twelve (12) months thereafter, commercial general liability insurance with a combined single limit for bodily injury of not less than £5 million per occurrence and property damage in an amount that is not less than the full reinstatement value of the Facility, and shall provide GW with proof of its policies of insurance in that regard once every calendar year.

17.2	GW shall in respect of its activities envisaged in this Agreement maintain during any period in which British Sugar is Producing for GW and for a period of twelve (12) months thereafter, commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than £5 million per occurrence, and shall upon request provide British Sugar with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.

18.	TERM AND TERMINATION

Term

18.1	Unless terminated earlier in accordance with Clauses 18.2, 18.3, or 22.3 this Agreement shall come into force on the Effective Date and shall continue until the end of the calendar year following the *** anniversary of the Effective Date (the “Initial Term”). On or about the *** (***) anniversary of the Effective Date the Parties shall meet to discuss whether the Agreement should continue beyond the Initial Term. Where no agreement to extend the term is reached the Agreement shall automatically terminate at the end of the Initial Term. Where agreement to extend the term is reached the Agreement shall (unless the parties select another period) continue for a further period of *** (***) years after the expiry of the Initial Term (“Renewal Term). The procedure in respect of extending the term set out above may be repeated thereafter to renew the Agreement for additional Renewal Terms. For clarity, the Initial Term and the Renewal Term(s) together, being the “Term”. The Parties obligations following expiry of the Agreement shall be subject to the terms set out in Schedule 10 and the further detail in Clauses 18.4 to 18.8.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

24

Termination Events

18.2	British Sugar may terminate the Agreement as follows:

18.2.1	upon written notice to GW, with immediate effect, in the event GW commits a material breach of the Agreement which (in the case of a breach capable of remedy) is not remedied within ninety (90) days of the receipt by GW of notice identifying the breach and requiring its remedy.

18.2.2	upon written notice to GW, with immediate effect, in the event GW suffers an Insolvency Event.

18.2.3	at any time after the third anniversary of the Effective Date by giving not less than twenty four (24) months’ notice of termination of this Agreement in writing to GW, provided such notice shall only take effect at the end of a calendar year. By way of example, if British Sugar served notice under this Clause 18.2.3 in the middle of the fourth year of this Agreement, termination would be effective at the end of calendar year six.

18.2.4	upon written notice to GW, with immediate effect, if any Competent Authority (including the Home Office):

(a)	fails to grant such Regulatory Approval by 31 December 2017;

(b)	withdraws any Regulatory Approval which British Sugar requires for Production at the Facility for a reason outside of British Sugar’s control and such Regulatory Approval is not or cannot be re-awarded within one year of the withdrawal.

During the period set out at (b) above, this Agreement shall be treated as suspended and Clause 20.2 shall apply.

18.3	This Agreement may be terminated by GW as follows:

18.3.1	upon written notice to British Sugar, with immediate effect, if British Sugar commits a material breach of the Agreement which (in the case of a breach capable of remedy) is not remedied within ninety (90) days of the receipt by British Sugar of a notice identifying the breach and requiring its remedy.

18.3.2	upon written notice to British Sugar, with immediate effect, in the event British Sugar suffers an Insolvency Event.

18.3.3	at any time after the *** anniversary of the Effective Date by giving not less than *** (***) months’ notice of termination of this Agreement in writing to British Sugar, provided such notice shall only take effect at the end of a calendar year. By way of example, if GW served notice under this Clause 18.3.3 in the middle of the *** year of this Agreement, termination would be effective at the end of calendar year ***.

18.3.4	upon written notice to British Sugar, with immediate effect, if any Competent Authority (including the Home Office):

(a)	fails to grant such Regulatory Approval by 31 December 2017;

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

25

(b)	withdraws any Regulatory Approval which British Sugar requires for Production at the Facility because of a failure by British Sugar to meet its obligations under the Regulatory Approval and such Regulatory Approval is not or cannot be re-awarded within one year of the withdrawal; or

(c)	withdraws any Regulatory Approval which British Sugar requires for Production at the Facility for a reason outside of British Sugar’s control and such Regulatory Approval is not or cannot be re-awarded within one year of the withdrawal.

During the one year period set out at (b) and (c) above, this Agreement shall be treated as suspended and Clause 20.2 shall apply.

18.3.5	upon written notice to British Sugar, with immediate effect, in the event a drug product containing a drug substance derived from BRM is withdrawn or recalled due to a Marketing Authorisation for such drug product being withdrawn, suspended or revoked.

Consequences of Termination

18.4	Upon the expiration or termination of the Agreement for whatever reason:

18.4.1	British Sugar shall cease using and promptly return to GW all GW Know GW Improvements and shall disclose to GW all British Sugar Improvements to GW Know How not previously disclosed to GW;

18.4.2	British Sugar shall allow GW access to the Facility in order for GW to remove its Equipment and other assets from the Facility;

18.4.3	British Sugar shall, at GW’s direction, either return to GW all Plants (including Cuttings) in its possession or destroy such Plants and Cuttings;

18.4.4	British Sugar will promptly send a close-out report to GW stating the amounts of BRM in its possession and, upon payment therefor, shall deliver to GW all such amounts of BRM to GW as specified in Clause 8;

18.4.5	at GW’s request, British Sugar shall deliver up the Batch Records;

18.4.6	the provisions of Clause 12.3 shall apply; and

18.4.7	the licence granted to GW under Clause 14.5 of this Agreement shall continue notwithstanding any expiry or termination of this Agreement and shall be without limit of period.

18.5	In the event that British Sugar or GW (as the case may be) terminates this Agreement pursuant to Clause 18.2.3 or 18.3.3, promptly following receipt of a notice to terminate given pursuant to such Clause, British Sugar and GW shall meet as soon as practicably possible and in any event within ten (10) Business Days thereof to discuss the strategy for the orderly wind-down of the Facility by the termination date and determine when British Sugar will cease Producing BRM during the notice period. In the event British Sugar is to wind down BRM Production prior to expiry of the notice period, upon completion of the wind-down activities British Sugar will be free to grow another crop in the Facility. GW shall have the final decision on whether Production is to continue for the duration of any notice period or cease at an earlier date. In the event a Party terminates this Agreement pursuant to Clause 18.2.3 or 18.3.3 and it is agreed or determined by GW that British Sugar is to wind down BRM Production prior to expiry of the notice period, GW shall pay a termination fee covering the remaining period of the notice period following completion of the wind down activities (the “Run Off Period”) as specified in Schedule 10, but excluding Operating Costs incurred after the wind down period (which for the purpose of calculating the Operating Costs payable will not exceed 16 weeks) and subject to the following: British Sugar shall use its reasonable endeavours to generate an income from one or more crops grown in the Facility during the Run Off Period. Should British Sugar grow another crop in the Facility during the Run Off Period, the profit contribution (revenue less direct operating overheads funded by British Sugar) earned from these activities shall be set off against the termination fee payable under this Clause 18.5.

26

18.6	In the event that this Agreement is terminated by either Party pursuant to Clause 22.3 due to Force Majeure, British Sugar pursuant to Clause 18.2.1, 18.2.2 or 18.2.4(b), or by GW pursuant to Clauses 18.3.1, 18.3.2, 18.3.4(b) or 18.3.4(c), then (in any such case) British Sugar shall organise an orderly wind down and closure of the Facility in a timely fashion, and save in the event of termination pursuant to Clause 17.3.1. GW shall pay to British Sugar all its direct costs incurred in winding down and closure of the Facility in accordance with the strategy agreed between the Parties (acting reasonably) in relation thereto.

18.7	Termination of the Agreement for whatever reason shall not affect the accrued rights or remedies of either British Sugar or GW arising under or out of this Agreement and all provisions which are expressed or intended to survive the Agreement shall remain in full force and effect. In order to protect GW’s Confidential Information, British Sugar shall not produce or supply a dried cannabis plant preparation for any Person except an Affiliate of GW for a period of *** (***) years following the termination or expiration of this Agreement. The provisions of Clauses 1, 8.6, 11.3, 12.3, 13.5 to 13.13 (inclusive), 14.2, 14.3 14.5, 15, 16.3 to 16.6 (inclusive), 17, 18.4 to 18.8 (inclusive) 21, 22.5, 22.6, 22.8, 22.10, 22.13, 23 and Schedule 10 shall survive termination of this Agreement.

18.8	The Parties recognise that British Sugar has entered into this Agreement on the basis of certain assurances in respect of financial returns. Termination of this Agreement prior to the expiry of the Initial Term will be subject to the financial terms set out in Schedule 10. Accordingly, on termination for any reason (except for where termination is caused by a breach by British Sugar, insolvency of British Sugar, Regulatory Approval being removed in circumstances where British Sugar is at fault, or by either Party under Clause 22.3 due to British Sugar being affected by Force Majeure, and as otherwise specified in Clause 18.8.1 below), British Sugar shall be paid the Fees (on the basis of *** tonnes of BRM being deemed to be Produced in accordance with the BRM Specifications and on budget) as if the Agreement had continued until either (i) the first 31 December following the *** anniversary of the Effective Date, or (ii) the first 31 December to occur not less than *** (***) months following the effective date of termination or notice (as applicable), whichever is the later.

18.8.1	If the Agreement is terminated under Clause 18.2.3 or 18.3.3, GW shall only be obliged to pay the Fees and other amounts specified in, and subject to the terms of, Clause 18.5.

19.	FINANCIAL SECURITY

19.1	GW agrees that in the event that GW’s balance of cash in its bank accounts falls below £*** million, GW will place a sum equivalent to the termination fee due under Clause 18.5 in an escrow account outside of GW’s control, for British Sugar to call upon in the event of being underpaid by GW for any reason. Should GW’s cash balance return above the £*** million threshold, GW shall remove the funds from escrow, however neither GW nor any administrator appointed to GW shall be able to unilaterally withdraw funds from the escrow account. GW agrees to enter into such escrow agreement as British Sugar may reasonably request to give effect to this Clause 18.

19.2	The Parties shall review GW’s cash balance once a calendar quarter. For so long as GW’s cash balance is below £*** million, British Sugar shall have the right to request of GW, no more frequently than once per month, an update on its cash balance.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

27

20.	Rights short of termination

20.1	GW may at any time during the term of this Agreement on giving British Sugar *** (***) weeks’ written notice require British Sugar to suspend Production of BRM for any reason, such reason to be specified in the notice, and the expected duration of the suspension. The date on which such suspension becomes effective shall be the “Suspension Date”.

20.2	In the event that any Competent Authority (including the Home Office) withdraws any Regulatory Approval that British Sugar requires for Production at the Facility on the basis that it will be or can be re-awarded or the one year period under either Clause 18.2.4(b), 18.3.4(b) or 18.3.4(c) applies, then the Parties shall follow the suspension procedure set out below.

20.3	Upon receipt of a notice pursuant to Clause 20.1 or if Clause 20.2 applies, British Sugar and GW shall meet as soon as practicably possible and in any event within ten (10) Business Days thereof to discuss and agree the strategy for (i) the orderly wind-down of the Facility by the Suspension Date; and (ii) the maintenance of the Facility in a state from which BRM Production may be re-initiated in a reasonable period of time bearing in mind the reason for the suspension, and thereafter British Sugar shall implement such strategy in a timely fashion including so that BRM Production has ceased by the Suspension Date. As part of this discussion the Parties shall discuss and agree the period of notice British Sugar will require in order to reinitiate BRM Production at the Facility. During a period of Production suspension, the following financial principles shall apply:

20.3.1	If the suspension of Production is necessitated by a reason connected specifically to an identified issue with the Facility or Production at the Facility, including loss or suspension of a Regulatory Approval because of a failure by British Sugar to meet its obligations under the Regulatory Approval, the cost of remedying the circumstances leading to the suspension will be borne by British Sugar. GW will continue to pay the payments due under Clauses 13.1.1, 13.1.2 (subject to the following sentence), 13.1.3, and 13.1.4. British Sugar shall not be entitled to any Productivity Fee or On Budget Fee during the period of the suspension, British Sugar shall take all reasonable steps to minimise its Operating Costs, but GW shall not otherwise be relieved of its payment obligations hereunder.

20.3.2	If the suspension of Production is necessitated by a reason not connected specifically to an identified issue with the Facility or Production at the Facility, the cost of remedying the circumstances leading to the suspension will be borne by GW, GW will continue to pay the payments due under Clauses 13.1.1, 13.1.2 (subject to the following sentence), 13.1.3, and13.1.4, British Sugar shall be entitled to receive a Productivity Fee and On Budget Fee for the period of suspension equal to the amount it would have received should it have Produced and delivered BRM during the period of the suspension (and its output of BRM was *** tonnes for each calendar year during the suspension period), British Sugar shall take all reasonable steps to minimise its Operating Costs, but GW shall not otherwise be relieved of its payment obligations hereunder.

20.4	Notwithstanding the foregoing, so as to enable British Sugar to keep its employees and Know How British Sugar shall be permitted to grow other crops during any period of suspension under Clause 20.3.2 that is reasonably expected to last longer than three (3) months and shall be entitled to notice of three (3) months prior to such suspension being lifted. Should British Sugar grow another crop in the Facility during this suspension period, the profit contribution (revenue less direct operating overheads funded by British Sugar) earned from these activities shall be set off against the suspension fees payable under this Clause 20.

21.	Indemnity

21.1	GW shall indemnify and hold British Sugar harmless from and against any and all costs, claims, demands, damages, losses, expenses and liabilities suffered or incurred by British Sugar arising out of third party claims, suits or demands based on alleged or actual bodily injury or death resulting from the use of BRM.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

28

21.2	The above indemnity shall not apply if the claim relates to contaminants negligently introduced by British Sugar in Production.

21.3	The indemnity shall further be subject to British Sugar :

21.3.1	promptly notifying GW in writing with details of the claim and providing GW with access to all documents and information reasonably required to enable it to defend the claim;

21.3.2	allowing GW to have the conduct of the defence or settlement of the claim (provided that British Sugar may elect to choose counsel independent from that representing GW at its own cost and expense on a non-controlling basis);

21.3.3	giving GW all reasonable assistance (at GW’s reasonable expense) in dealing with the claim; and

21.3.4	not making any payment or incurring any expenses in connection with the claim, or making any admissions or doing anything that may compromise or prejudice the defence of any such claim without the prior written consent of GW.

22.	Miscellaneous

22.1	British Sugar acknowledges that GW addresses and resolves ethical and compliance-related issues arising in connection with its activities as set forth in the GW Code of Conduct and Business Ethics and requires its business partners to adhere to similar standards. To maintain such ethical and compliance standards also with respect to the activities under this Agreement British Sugar agrees to perform its activities under this Agreement in accordance with the GW Code of Conduct for Business Partners that can be found at http://ir.gwpharm.com/governance.cfm.

22.2	GW acknowledges that British Sugar addresses and resolves ethical and compliance-related issues arising in connection with its activities as set forth in the Associated British Foods plc Supplier Code of Conduct(as amended from time to time) and requires its business partners to adhere to similar standards. To maintain such ethical and compliance standards also with respect to the activities under or in connection with this Agreement or BRM generally GW agrees to perform its activities under this Agreement and otherwise in connection with BRM in accordance with the Associated British Foods plc Supplier Code of Conduct that can be found at http://www.abf.co.uk/responsibility/our_policies.

22.3	A Party shall be excused performance (save in respect of a payment obligation) if and to the extent it is subject to Force Majeure. A Party so affected shall promptly notify the other Party and give full details of the Force Majeure and its likely duration. If a Party suffers an event of Force Majeure for longer than twelve (12) months either Party may terminate the Agreement on three (3) months’ written notice. If British Sugar is affected by a Force Majeure event GW’s payment obligations in respect of the period of the Force Majeure event (excluding payment of the Crop Change Payment) are suspended for the duration of such Force Majeure event. The Parties’ financial obligations following termination shall be subject to the terms set out in Clauses 18.6, 18.8 and Schedule 10.

22.4	Nothing in this Agreement shall create, evidence, or imply any agency, partnership, or joint venture between the Parties. Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf.

29

22.5	Any notice or other communication required or permitted to be given by either Party under this Agreement shall be effective when delivered, if delivered by hand or by electronic facsimile, or five (5) Business Days after mailing if mailed by registered or certified mail (postage prepaid and return receipt requested), or two (2) Business Days after deposit with a courier if sent by an internationally recognised courier, and shall be addressed to each Party at the addresses set out in Schedule 7 or such other address as may be designated by notice pursuant to this Clause 22.5.

22.6	This Agreement together with the Technical Agreement constitutes the whole agreement between the Parties and supersedes any previous agreement between the Parties relating to its subject matter. Each Party acknowledges that in entering into this Agreement, it does not rely on any representation, warranty or other provision, except as expressly provided for under this Agreement.

22.7	No variation of this Agreement shall be effective unless it is in writing and signed by, or on behalf of, the Parties.

22.8	Neither this Agreement, nor any obligations or rights hereunder, shall be assignable or transferable (whether by contract, operation of law or otherwise) or subcontracted by either Party without the prior written consent of the other Party. Should a Party give consent to the other Party subcontracting any of its obligations under this Agreement, the latter Party shall implement due diligence procedures to ensure that there is no slavery or human trafficking utilised by its proposed sub-contractor.

22.9	This Agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, and all the counterparts together shall constitute one and the same instrument.

22.10	A Person who is not a Party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a Third Party which exists, or is available, apart from under that Act. .

22.11	No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

22.12	If any provision or part-provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the law of any jurisdiction:

22.12.1	that provision or part-provision shall, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this Agreement shall not be affected; and

22.12.2	the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

22.13	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. The Parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

30

23.	parent company guarantee

23.1	In consideration of British Sugar supplying or continuing to supply BRM to GW, GW Pharmaceuticals hereby unconditionally and irrevocably guarantees to British Sugar the performance of all the financial obligations of GW under this Agreement, including the due and prompt payment by GW of any amounts payable under this Agreement and any damages or other financial compensation for breach of this Agreement by GW (the “Payment Obligations”). In case of the failure of GW to promptly pay any amounts or to make whole British Sugar for any of its payment obligations under this Agreement, GW Pharmaceuticals hereby agrees to cause the payment of such amounts to be made promptly when and as such amounts become due and payable as if it were the principal obligor. GW Pharmaceuticals hereby agrees that its obligations hereunder will be absolute and unconditional, irrespective of, and will be unaffected by, the validity, regularity or enforceability of the obligations of GW under this Agreement, the absence of any action to enforce the same, the dissolution, the insolvency or bankruptcy of GW, any amendment, novation, extension or waiver of this Agreement or any other document or security in connection with this Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor or surety. GW Pharmaceuticals hereby waives the benefits of diligence, presentment, demand of payment, any requirement that British Sugar protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against GW or any collateral, filing of claims with a court in the event of dissolution, insolvency or bankruptcy of GW, any right to require a proceeding first against GW and covenants that its obligations hereunder are continuing and will not be discharged except by complete payment of the amounts due by GW under this Agreement. Notwithstanding the foregoing, unless GW has been legally dissolved, British Sugar agrees to give GW notice of any claim under this Agreement prior to making any demand under this Clause 23 in respect of the Payment Obligations. In the event that any payment to British Sugar in respect of any amounts due by GW under this Agreement is rescinded or must otherwise be returned for any reason whatsoever, GW Pharmaceuticals will remain liable for such amounts to the extent provided herein as if such amounts had not been paid. GW Pharmaceutical’s liability under this Clause 23 will not be affected by anything which would not have released or reduced such liability had the liability been incurred by GW Pharmaceuticals as a principal debtor instead of as a guarantor. The aggregate amount to be paid under this Clause 23 by GW Pharmaceuticals shall be net of any prior payment to British Sugar by GW in respect of such Payment Obligations.

23.2	GW Pharmaceuticals agrees, as an additional and independent obligation, that if any of the Payment Obligations are not, for any reason, recoverable from GW Pharmaceuticals under any guarantee contained in Clause 23.1 GW Pharmaceuticals will be liable to British Sugar as principal debtor for the same amount as it would have been liable for had those Payment Obligations been recoverable under that guarantee.

[EXECUTION PAGE TO FOLLOW]

31

This Agreement has been entered into on the date at the beginning of this Agreement.

Signed for and on behalf of GW PHARMA LIMITED	/s/ James Ryan	/s/ Chris Tovey
	Signature	Signature

	James Ryan	Chris Tovey
	Name	Name

Signed for and on behalf of GW PHARMACEUTICALS PLC	/s/ James Ryan	/s/ Chris Tovey
	Signature	Signature

	James Ryan	Chris Tovey
	Name	Name

Signed for and on behalf of BRITISH SUGAR PLC	/s/ Paul Kenward
Signature

Paul Kenward
Name (print)

32

SCHEDULE 1
Operating Costs

“Operating Costs” - the direct costs incurred by British Sugar exclusively in relation to the actual Production of a Batch, established on a regular, standard basis in accordance with UK generally accepted accounting practices consistently applied by British Sugar. Operating Costs shall be calculated according to the principles of “open book” and include the following elements: (i) actual costs to British Sugar of materials used for Production of the Batch; and (ii) direct labour cost of production employees (including wages, labour and related payroll taxes and benefits) incurred or spent in the Production of the Batch and all other costs not specifically excluded below. It is agreed by both Parties that the following costs will be treated as variable costs in the budget:

•	costs of gas (to dry the BRM), electricity supplied to the Facility, potable water, gas for supplementary boiler firing, and waste disposal are expected to vary during a financial year based on the unit cost charged to British Sugar for budgeted use.

•	in addition operational labour costs for non-salaried staff may also vary as a result of changes in the National Living Wage. Where a change in minimum wage is introduced, the labour costs will be adjusted to reflect this change (changes in headcount will be addressed under the agreed protocol for budget variances in Clause 13.1.2).

The Operating Cost budget will be adjusted at the end of each calendar year to reflect the true cost of these variable budget items prior to reconciliation of On Budget Fees.

Operating Costs include those direct costs associated with Producing Batches of BRM and agreed in the Budget for Costs, and include asset insurance.

Operating Costs do not include depreciation (as this is recharged as a separate element of the cost per kilogram revenues per annum), costs of insurance that British Sugar may choose to take out against loss of profit/business interruption, the cost of the heat provided by the factory (except where British Sugar intentionally requests supplementary boiler firing to boost the availability of heat in periods of exceptional demand), salaries for British Sugar staff who are not directly involved in Growing operations or indirect overheads allocated from other British Sugar departments or other group companies, management bonuses linked to profitability of the Agreement or costs of discontinuing service arrangements with existing staff who are not required for this Agreement, equity based incentives for staff, or any write off/depreciation for British Sugar’s tomato growing specific assets. Operating Costs do not include capital costs incurred by British Sugar, which shall be capitalised and depreciated.

33

2017 Budget for Costs

GW shall assume the Operating Costs of the Facility on 1 January 2017, unless mutually agreed in writing.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

34

SCHEDULE 2
Project Management and Facility Conversion Project Planning

Project managers:

For GW – ***

For British Sugar – ***

Facility Conversion Project Planning Team and Process

The Project managers for both Parties shall meet within 10 days of the Effective Date to agree the plan for the Project Management and Facility Conversion Project Planning.  This discussion shall cover process, personnel and governance for the projects relating to preparing the facility to grow GW’s crop.

GW acknowledges that the project management approach taken will be in accordance with British Sugar’s ‘Capital Projects Framework’ dated October 2014, which is attached to the Agreement at the end of this Schedule.  This process shall be followed in accordance with Clause 4 of this agreement.

Capital Projects Framework

Inserted by hand

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

35

Conversion Budget as of 5th August 2016

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

36

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Schedule 3
British Sugar current depreciation costs

Year	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Depreciation charge (£)	***	***	***	***	***	***	***	***	***	***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

37

SCHEDULE 4
Efficiency savings example

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

38

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

39

SCHEDULE 5
Terms of Reference for Expert Determination

1.	Any matter or dispute to be determined by an expert under this Agreement (“Expert”) shall be referred to a person suitably qualified to determine that particular matter or dispute who shall be nominated jointly by the Parties or, failing agreement between the Parties within twenty (20) Business Days of a written request by either Party to the other seeking to initiate the Expert’s decision procedure, either Party may request the President for the time being of the Association of the British Pharmaceutical Industry or any successor body to it to nominate the Expert.

2.	The Parties shall with fourteen (14) days of the appointment of the Expert meet with him/her in order to agree a program for oral written and oral submissions.

3.	In all cases the terms of appointment of the Expert by whomsoever appointed shall include:

3.1	a commitment by the Parties to share equally the Expert’s fee;

3.2	a requirement on the Expert to act fairly as between the Parties and according to the principles of natural justice;

3.3	a requirement on the Expert to hold professional indemnity insurance both then and for three years following the date of his/her determination;

3.4	a commitment by the Parties to supply to the expert the submissions the subject of paragraph 2 and all such assistance, documents and information as he/she may require for the purpose of his or her determination.

3.5	a commitment by the Parties that all negotiations connected with the dispute shall be conducted in confidence and without prejudice to the rights of the Parties in any future proceedings.

4.	The Expert shall give a written decision which shall contain a factual analysis, his/her conclusions and the reasons for his conclusions.

5.	The Expert’s decision shall be final and binding on the Parties (save in the case of negligence or manifest error).

6.	The Parties expressly acknowledge and agree that they do not intend the reference to the Expert to constitute an arbitration within the scope of any arbitration legislation, the Expert’s decision is not a quasi judicial procedure and the Parties shall have no right of appeal against the Expert’s decision provided always that this shall not be construed as waiving any rights the Parties might have against the Expert for breaching his/her terms of appointment or otherwise being negligent.

40

SCHEDULE 6

Worked Examples of Financial Terms

BRM Demand

Both parties recognise that in growing a crop, the delivered yields can be estimated, but are almost never accurate. In order to deliver a targeted weight of BRM, it is likely that British Sugar will plan to grow slightly more than the desired amount of BRM to ensure that any challenges in producing the desired weight still allow the targeted weight to be delivered. In adopting this model, it is likely that the final weight of material produced will exceed the target weight to some extent. Both parties agree that BRM that meets the BRM Specifications should be utilised by GW, whilst recognising that significant over delivery may not be desirable in all circumstances and may have an impact on demand for subsequent years.

Four scenarios can be envisaged for BRM demand by GW:

1.	Supply a targeted production of *** tonnes of BRM

2.	Supply as much BRM as possible

3.	Supply a targeted production in excess of *** tonnes of BRM

4.	Supply less than *** tonnes of BRM

1.	GW requests *** tonnes of BRM

British Sugar will seek to deliver no less than *** tonnes, the only penalty for not delivering up to *** tonnes is a failure for British Sugar to recover the targeted total Productivity Fee and On Budget Fee. GW will accept delivery of all additional BRM in excess of *** tonnes, but will only pay Productivity and On Budget fees for a maximum of ***% of the demand volume (i.e. *** tonnes in total). Any BRM delivered in excess of *** tonnes will be considered to have been Produced in the subsequent calendar year in all respects i.e. the volume will be considered to be part of the subsequent calendar year’s Production, Productivity Fees will be paid as if the BRM was delivered as part of the first shipment of the subsequent calendar year and the volume will count towards the On Budget Fees for the entire subsequent calendar year.

However, where British Sugar has over-Produced in one calendar year British Sugar will modify the Growing Plan for the subsequent calendar year to take into account the excess material already produced when growing to achieve the targeted demand volume. In addition the Growing Plan for the subsequent year will take account of improved yields that have led to excess production in the first instance i.e. British Sugar should not be routinely producing significantly in excess of the demanded volume.

By way of example

	Example 1	Example 2
Targeted tonnage (Year X)	*** tonnes	*** tonnes
Actual production (Year X)	*** tonnes	*** tonnes
Tonnage on which Productivity Fee and On Budget Fee is payable	*** tonnes	*** tonnes
Carry over to Year X+1 production tonnage	*** tonnes	*** tonnes
Productivity Fee payable	*** kg*£***/kg= £***	*** kg*£***/kg= £***
On Budget Fee payable (assuming budget achieved)	*** kg*£***/kg= £***	*** kg*£***/kg= £***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

41

2.	GW requests as much BRM as possible

British Sugar will seek to deliver as much BRM as is viable within the existing Operating Budget. There will be no limit on the BRM accepted by GW for which the Productivity Fee and On Budget Fee will be paid.

Where British Sugar or GW believe that additional BRM could be Produced as a result of additional Operating Budget spend then British Sugar and GW will discuss the changes to the Operating Budget and expected BRM Production. Changes must be agreed in writing by both Parties. This is likely to be most pertinent when there is a desire to change production requirements within the season (i.e. outside of the annual budgeting and growing plan cycle).

3.	GW requests in excess of *** tonnes of BRM

British Sugar will seek to deliver the targeted weight (it is expected that the target will be derived from a combination of previously delivered yield and high probability continuous improvement projects). GW will take additional BRM in excess of the targeted weight up to a maximum of ***% (although as the yield target is likely to be challenging it should be anticipated that the delivered weight is more likely to be close to the target weight).

In the event that British Sugar produces in excess of ***%, any further BRM that meets the BRM Specifications will be accepted by GW. However this additional material will count towards the subsequent year’s target production and will be invoiced as part of the first delivery of BRM in the subsequent year’s deliveries.

By way of example

	Example 1	Example 2
Targeted tonnage (Year X)	*** tonnes	*** tonnes
Actual production (Year X)	*** tonnes	*** tonnes
Tonnage on which Productivity and On Budget Fee is payable	*** tonnes	*** tonnes
Carry over to Year X+1 production tonnage	*** tonnes	*** tonnes

4.	GW requests less than *** tonnes of BRM

British Sugar will seek to deliver no less than the desired tonnage. GW will pay the Productivity Fee due for no less than *** tonnes of BRM and the On Budget Fee for no less than *** tonnes as if the budget was achieved by British Sugar.

Where British Sugar produces more than the desired tonnage, GW will take all additional BRM in excess of the desired tonnage but will be accounted for in one of two ways at GW’s discretion:

a)       All taken as part of the current year’s Production, with Productivity Fee and On Budget Fee paid as if the Budget for Costs had been achieved for the greater of *** tonnes or the actual weight delivered.

b)       All BRM taken by GW, but all weight up to ***% of the target Production taken as part of the current year’s Production with Productivity Fee and On Budget Fee paid as if the Budget for Costs had been achieved for the greater of *** tonnes or the weight delivered. All weight in excess of ***% will count towards the subsequent year’s Production and will be invoiced as part of the first delivery of BRM in the subsequent year’s deliveries. British Sugar will modify the Growing Plan for the subsequent year to take into account the excess material already produced when growing to achieve the targeted Production.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

42

	Example 1	Example 2 Option b	Example 3	Example 4 Option a	Example 4 Option b
Targeted tonnage (Year X)	*** tonnes	*** tonnes	*** tonnes	*** tonnes	*** tonnes
Actual production (Year X)	*** tonnes	*** tonnes	*** tonnes	*** tonnes	*** tonnes
Tonnage on which Productivity and On Budget fee is payable	*** tonnes	*** tonnes	*** tonnes	*** tonnes	*** tonnes
Carry over to Year X+1 production tonnage	*** tonnes	*** tonnes	*** tonnes	*** tonnes	*** tonnes
Productivity fee payable	*** kg* £***/kg =£***	*** kg* £***/kg =£***	*** kg* £***/kg= £***	*** kg* £***/kg= £***	*** kg* £***/kg= £***
On Budget fee payable	*** kg* £***/kg =£***	*** kg* £***/kg =£***	***kg* £***/kg= £***	***kg* £***/kg= £***	***kg* £***/kg= £***

Example of On Budget Fee calculation

Budget performance	Under budget			Over budget
Yield	Under	Target	Over	Under	Target	Over
Operating costs (budget)	£***	£***	£***	£***	£***	£***	£***
Operating costs (actual*)	£***	£***	£***	£***	£***	£***	£***
Operating cost delta	£*** underspend	£*** underspend	£*** underspend	£*** overspend	£*** overspend	£*** overspend	£*** overspend
BRM tonnage	*** tonnes	*** tonnes	*** tonnes	*** tonnes	*** tonnes	***tonnes	***tonnes
On Budget Fee (Nominal)	£*** * ***= £***	£*** * ***= £***	£*** * ***= £***	£*** * ***= £***	£*** * ***= £***	£*** ****= £***	£*** * ***= £***
On Budget Fee payable	£*** - £*** =£***	£*** - £*** =£***	£*** - £*** =£***	£*** - £*** = £***	£*** - £*** = £***	£*** - £*** = £***	£*** -£***+ £*** ***

*Changes to Operating Costs must be agreed by GW in accordance with Clause 13.1.2

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

43

SCHEDULE 7
Administrative Information

1.	GW Research Limited

1.1	Sovereign House Vision Park Histon Cambridge CB24 9BZ

Tel: + 44 (0)1223 266800

Fax: + 44 (0)1223 235667

Attention: Company Secretary

2.	British Sugar

2.1	Weston Centre 10 Grosvenor Street London W1K 4QY

Tel: +44 (0)207 3996500

Fax: +44 (0)207 3996580

Attention: Company Secretary.

44

SCHEDULE 8

ANTI-BRIBERY AND SANCTIONS RULES

Each Party warrants to the other that in connection with any matter arising under or pursuant to any contract it shall not make or offer, directly or indirectly, any payment, gift or other advantage to a public official with the intention of influencing them and obtaining or retaining an advantage in the conduct of business

In addition, each Party:

(a)	shall comply with all applicable laws, regulations, codes and sanctions relating to anti-bribery and anti-corruption including but not limited to the Bribery Act 2010 (all of the aforesaid being “Relevant Requirements”);

(b)	shall have and shall maintain in place throughout the term of this Agreement its own policies and procedures, including but not limited to adequate procedures under the Bribery Act 2010, to ensure compliance with the Relevant Requirements, and will enforce them where appropriate;

(c)	shall provide such supporting evidence of compliance with the undertaking in (b) above as the other Party may reasonably request;

(d)	warrants that neither it nor, to its knowledge, its officers, employees, nor any person involved by or for it in the performance of any contract, is a Sanctioned Person; and

(e)	shall comply with Economic Sanctions Law in all respects related to the performance of this Agreement, and shall not have any dealings or transactions with any Sanctioned Person if such dealings or transactions would cause the other Party to be in violation, or to be subject to a risk of punitive measures being imposed pursuant to, any Economic Sanctions Law (including in respect of any further sale of BRM or drug product containing a drug substance derived from BRM if such dealings or transactions would cause the other Party to be in violation, or to be subject to a risk of punitive measures being imposed pursuant to, any Economic Sanctions Law);

For the purposes of this Agreement:

“Sanctioned Person” means any person, organisation or vessel

(i)	designated on the United Nations Consolidated Lists, the Consolidated List of Financial Sanctions Targets maintained by the UK HM Treasury, the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons, the US Government's Denied Persons List, Entities List, Debarred Parties List and Terrorism Exclusion List or an any list of targeted persons issued under the Economic Sanctions Law of any other country (including the European Union);

(ii)	that is, or is part of, a government of a Sanctioned Territory;

(iii)	owned or controlled, directly or indirectly, by, or acting on behalf of, any of the foregoing; or

(iv)	incorporated within, located within or operating from a Sanctioned Territory and performing an activity subject to any Economic Sanctions Law; or

(v)	otherwise targeted under any Economic Sanctions Law.

“Economic Sanctions Law” means any laws, regulations, or other binding measures of the European Union, any EU member state, the United Kingdom, the United Nations, the United States of America or any other jurisdiction applicable to the Parties which relates to economic or trade sanctions, export controls, non-proliferation, anti-terrorism or similar restrictions.

45

“Sanctioned Territory” means any country or other territory subject to a general export, import, financial or investment embargo under Economic Sanctions Law from time to time, including without limitation Iran, Myanmar, Sudan, Syria, North Korea and Russia/Ukraine.

46

SCHEDULE 9

MAP OF SITE, FACILITY AND GROWTH ROOMS

***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

47

SCHEDULE 10

FINANCIAL CONSEQUENCES OF TERMINATION

Termination clause(s) & description	Production continues / ceases	Productivity Fee payable by GW	On Budget Fee payable by GW	Area Charge & depreciation costs payable by GW	Operating Costs payable by GW	Other amounts payable[1] by GW	Other
Mutual Rights
Clause 3.6 -Failure to satisfy the condition precedent and the Parties decide not to proceed with the Agreement	N/A	Nil	Nil	Nil	Nil	Nil	Each Party shall pay its own costs and expenses and each Party acknowledges that such costs and expenses were incurred entirely at its own risk.

Clause 18.1 -Natural expiry of the contract	Production continues until the expiry of the Initial Term or Renewal Term (as applicable)	Payable as set out in Clause 13.1.5 for the BRM Produced until the expiry of the Initial Term or Renewal Term (as applicable)	Payable as set out in Clause 13.1.6 for the BRM Produced until the expiry of the Initial Term or Renewal Term (as applicable)	Payable as set out in Clauses 13.1.4 and 13.1.3 respectively until the expiry of the Initial Term or Renewal Term (as applicable)	Payable as set out in Clause 13.1.2 until the expiry of the Initial Term or Renewal Term (as applicable)	GW shall pay any other amounts due and payable under the Agreement	N/A

1 These may include the other Fees, such as the Crop Change Payment and the unreimbursed costs relating to the Conversion Plan which are reimbursable under Clause 5.3.

48

Termination clause(s) & description	Production continues / ceases	Productivity Fee payable by GW	On Budget Fee payable by GW	Area Charge & depreciation costs payable by GW	Operating Costs payable by GW	Other amounts payable[1] by GW	Other
Clause 22.3 - Force Majeure prevents British Sugar growing at the site	To the extent possible, British Sugar shall wind down the Facility in accordance with Clause 18.6.	Payable as set out in Clause 13.1.5 for the BRM Produced until Force Majeure is invoked.	Payable as set out in Clause 13.1.6 for the BRM Produced until Force Majeure is invoked	Payable as set out in Clauses 13.1.4 and 13.1.3 respectively until Force Majeure is invoked	Payable as set out in Clause 13.1.2 until Force Majeure is invoked	GW shall pay any other financial obligations it assumed under this Agreement which would have been payable had the Agreement continued, including any outstanding Crop Change Payment due under Clause 13.1.1 or any unreimbursed costs relating to the Conversion Plan which are reimbursable under Clause 5.3.

49

Termination clause(s) & description	Production continues / ceases	Productivity Fee payable by GW	On Budget Fee payable by GW	Area Charge & depreciation costs payable by GW	Operating Costs payable by GW	Other amounts payable[1] by GW	Other
Clause 22.3 - Force Majeure event affects GW	British Sugar shall wind down the Facility in accordance with Clause 18.6.

Payable as if the Agreement continued until (i) the first 31 December following the ***

anniversary of the Effective Date or (ii) the first 31 December to occur not less than *** (***) months following the effective date of termination, whichever is the later.

It shall be assumed for these purposes that British Sugar had properly performed its obligations and that the output of BRM Produced was *** tonnes.

Payable as if the Agreement continued until (i) the first 31 December following the ***anniversary of the Effective Date or (ii) the first 31 December to occur not less than twenty four (24) months following the effective date of termination, whichever is the later.

It shall be assumed for these purposes that British Sugar had properly performed its obligations and that the output of BRM Produced was *** tonnes.

Payable as if the Agreement continued until (i) the first 31 December following the ***

anniversary of the Effective Date or (ii) the first 31 December to occur not less than *** (***) months following the effective date of termination, whichever is the later.

Payable during the period in which British Sugar winds down the Facility.

GW shall pay any other financial obligations it assumed under this Agreement which would have been payable had the Agreement continued, including any outstanding Crop Change Payment due under Clause 13.1.1 or any unreimbursed costs relating to the Conversion Plan which are reimbursable under Clause 5.3.

British Sugar shall take steps to mitigate its losses and shall use reasonable endeavours to generate an income from one or more crops grown in the Facility during the period between termination and the relevant date to which GW is to pay Fees. Should British Sugar grow another crop in the Facility during this post-termination period, the profit contribution (revenue less direct operating overheads funded by British Sugar) earned from these activities shall be set off against the Fees payable (hereafter “Mitigation on Termination”).

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

50

Termination clause(s) & description	Production continues / ceases	Productivity Fee payable by GW	On Budget Fee payable by GW	Area Charge & depreciation costs payable by GW	Operating Costs payable by GW	Other amounts payable[1] by GW	Other
Termination by British Sugar
18.2.1- Material breach by GW	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.

18.2.2 - Insolvency of GW	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.

18.2.3 - After Year 3 without cause – GW elect to continue growing	Grow until expiry of the notice period.

Payable until (i) the first 31 December following the ***

anniversary of the Effective Date or (ii) the first 31 December to occur not less than *** (***) months following the effective date of the notice, whichever is the later, for a minimum of *** tonnes of BRM that meets the BRM Specification.

Payable until (i) the first 31 December following the ***

anniversary of the Effective Date or (ii) the first 31 December to occur not less than *** (***) months following the effective date of the notice, whichever is the later.

It shall be assumed for these purposes that British Sugar had properly performed its obligations and that the output of BRM Produced was *** tonnes on budget.

Payable until (i) the first 31 December following the ***

anniversary of the Effective Date or (ii) the first 31 December to occur not less than *** (***) months following the effective date of the notice, whichever is the later.

					Payable during the period of Production.	GW shall not be relieved of any other financial obligations it assumed under this Agreement which would have been payable had the Agreement continued, including any outstanding Crop Change Payment due under Clause 13.1.1 or any unreimbursed costs relating to the Conversion Plan which are reimbursable under Clause 5.3.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

51

Termination clause(s) & description	Production continues / ceases	Productivity Fee payable by GW	On Budget Fee payable by GW	Area Charge & depreciation costs payable by GW	Operating Costs payable by GW	Other amounts payable[1] by GW	Other

18.2.3 - After Year 3 without cause, GW elect to cease production	Wind down as agreed with GW	Due immediately - all Productivity Fees payable up to (i) the first 31 December following the *** anniversary of the Effective Date or (ii) the first 31 December to occur not less than*** (***) months following the effective date of the notice, whichever is the later, for a minimum of *** tonnes of BRM that meets the BRM Specification.

Due immediately - all On Budget Fees Payable until (i) the first 31 December following the *** anniversary of the Effective Date or (ii) the first 31 December to occur not less than *** (***) months following the effective date of the notice, whichever is the later.

It shall be assumed for these purposes that British Sugar had properly performed its obligations and that the output of BRM Produced was *** tonnes on budget.

				Due immediately all Depreciation and Area Charges payable until (i) the first 31 December following the fifth anniversary of the Effective Date or (ii) the first 31 December to occur not less than *** (***) months following the effective date of the notice, whichever is the later.	Payable during the period of Production and during the wind down period (provided that the wind down period for the purpose of calculating the Operating Costs payable will not exceed 16 weeks).	GW shall not be relieved of any other financial obligations it assumed under this Agreement which would have been payable had the Agreement continued, including any outstanding Crop Change Payment due under Clause 13.1.1 or any unreimbursed costs relating to the Conversion Plan which are reimbursable under Clause 5.3.	Mitigation on Termination shall apply.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

52

Termination clause(s) & description	Production continues / ceases	Productivity Fee payable by GW	On Budget Fee payable by GW	Area Charge & depreciation costs payable by GW	Operating Costs payable by GW	Other amounts payable[1] by GW	Other

18.2.4(a) - No Regulatory Approval obtained by longstop date	N/A

Payable until the first 31 December following the ***

anniversary of the Effective Date.

It shall be assumed for these purposes that British Sugar had properly performed its obligations and that the output of BRM Produced was *** tonnes.

Payable until the first 31 December following the *** anniversary of the Effective Date.

It shall be assumed for these purposes that British Sugar had properly performed its obligations and that the output of BRM Produced was ***tonnes on budget.

Payable until (i) the first 31 December following the ***

anniversary of the Effective Date or (ii) the first 31 December to occur not less than *** (***) months following the longstop date, whichever is the later.

					Payable until the effective date of termination.	GW shall not be relieved of any other financial obligations it assumed under this Agreement which would have been payable had the Agreement continued for the specified period, including any outstanding Crop Change Payment due under Clause 13.1.1 or any unreimbursed costs relating to the Conversion Plan which are reimbursable under Clause 5.3.	Mitigation on Termination shall apply.

18.2.4(b) - Approval to grow removed (British Sugar not at fault)	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

53

Termination clause(s) & description	Production continues / ceases	Productivity Fee payable by GW	On Budget Fee payable by GW	Area Charge & depreciation costs payable by GW	Operating Costs payable by GW	Other amounts payable[1] by GW	Other
Termination by GW
18.3.1 - Material breach by British Sugar	British Sugar shall wind down the Facility in accordance with clause 18.6.	Payable for BRM that meets the BRM Specification which is Produced and available for collection up to the effective date of termination, provided that it can still be used and sold.	Payable for BRM which is Produced and available for collection up to the effective date of termination.	Payable until the effective date of termination.	Payable until the effective date of termination.	As set out in relation to 22.3 above as if British Sugar affected by Force Majeure.	As set out in relation to 22.3 above as if British Sugar affected by Force Majeure.

18.3.2 - Insolvency of British Sugar	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.

18.3.3 - After Year 3 without cause	As set out in relation to 18.2.3 above.	As set out in relation to 18.2.3 above.	As set out in relation to 18.2.3 above.	As set out in relation to 18.2.3 above.	As set out in relation to 18.2.3 above.	As set out in relation to 18.2.3 above.	As set out in relation to 18.2.3 above.

18.3.4(a) - No Regulatory Approval obtained by longstop date	As set out above in relation to 18.2.4(a).	As set out above in relation to 18.2.4(a).	As set out above in relation to 18.2.4(a).	As set out above in relation to 18.2.4(a).	As set out above in relation to 18.2.4(a).	As set out above in relation to 18.2.4(a).	As set out above in relation to 18.2.4(a).

54

Termination clause(s) & description	Production continues / ceases	Productivity Fee payable by GW	On Budget Fee payable by GW	Area Charge & depreciation costs payable by GW	Operating Costs payable by GW	Other amounts payable[1] by GW	Other

18.3.4(b) – Regulatory Approval removed (British Sugar at fault)	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.	As set out above in relation to 18.3.1.

18.3.4(c) –Regulatory Approval removed (British Sugar not at fault)	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.

18.3.5 – Marketing Authorisation is withdrawn	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.	As set out in relation to 22.3 above as if GW affected by Force Majeure.

55